                                CREDIT AGREEMENT

                                      among

              NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP,

                THE LENDING INSTITUTIONS PARTY HERETO, as Lenders

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent,

                                   dated as of
                                 AUGUST 31, 1995

                                TABLE OF CONTENTS

ARTICLE I.      DEFINITIONS.......................................................................   1


ARTICLE II.     THE CREDITS.......................................................................  14

   2.1.         Commitments.......................................................................  14
                2.1.1.     Facility A Commitment..................................................  14
                2.1.2.     Facility B Commitment..................................................  14
   2.2.         Required Payments; Termination....................................................  15
                2.2.1.     Facility A.............................................................  15
                2.2.2.     Facility B.............................................................  16
                2.2.3.     Excess Cash Flow.......................................................  16
                2.2.4.     Early Expiration.......................................................  17
                2.2.5.     Termination............................................................  17
   2.3.         Ratable Loans.....................................................................  17
   2.4.         Types of Advances; Applicable Margin..............................................  17
   2.5.         Commitment Fee; Reductions in Aggregate Commitments...............................  18
   2.6.         Minimum Amount of Each Advance....................................................  18
   2.7.         Optional Principal Payments.......................................................  18
   2.8.         Method of Selecting Types and Interest Periods for New Advances...................  19
   2.9.         Conversion and Continuation of Outstanding Advances...............................  19
   2.10.        Changes in Interest Rate, Etc.....................................................  20
   2.11.        Rates Applicable After Default....................................................  20
   2.12.        Method of Payment.................................................................  21
   2.13.        Notes; Telephonic Notices.........................................................  21
   2.14.        Interest Payment Dates; Interest and Fee Basis....................................  21
   2.15.        Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...  21
   2.16.        Lending Installations.............................................................  22
   2.17.        Non-Receipt of Funds by the Agent.................................................  22
   2.18.        Withholding Tax Exemption.........................................................  22


ARTICLE III.    CHANGE IN CIRCUMSTANCES...........................................................  23

   3.1.         Yield Protection..................................................................  23
   3.2.         Changes in Capital Adequacy Regulations...........................................  24
   3.3.         Availability of Types of Advances.................................................  24
   3.4.         Funding Indemnification...........................................................  24
   3.5.         Lender Statements; Survival of Indemnity..........................................  25

ARTICLE IV.     CONDITIONS PRECEDENT..............................................................  25

   4.1.         Initial Advance...................................................................  25
   4.2.         Advances for System Acquisitions..................................................  27
   4.3.         Each Advance......................................................................  28


ARTICLE V.      REPRESENTATIONS AND WARRANTIES....................................................  29

   5.1.         Existence and Standing............................................................  29
   5.2.         Authorization and Validity........................................................  29
   5.3.         No Conflict; Government Consent...................................................  29
   5.4.         Financial Statements..............................................................  30
   5.5.         Material Adverse Change...........................................................  30
   5.6.         Taxes.............................................................................  30
   5.7.         Litigation and Contingent Obligations.............................................  30
   5.8.         Subsidiaries......................................................................  31
   5.9.         ERISA.............................................................................  31
   5.10.        Accuracy of Information...........................................................  31
   5.11.        Regulation U......................................................................  31
   5.12.        Material Agreements...............................................................  31
   5.13.        Compliance With Laws, Etc.........................................................  31
   5.14.        Ownership of Properties...........................................................  32
   5.15.        Investment Company Act............................................................  32
   5.16.        Public Utility Holding Company Act................................................  32
   5.17.        Insurance.........................................................................  32


ARTICLE VI.     COVENANTS.........................................................................  32

   6.1.         Financial Reporting...............................................................  32
   6.2.         Use of Proceeds...................................................................  34
   6.3.         Notice of Default, Etc............................................................  34
   6.4.         Conduct of Business; Maintenance of Licenses......................................  35
   6.5.         Taxes.............................................................................  35
   6.6.         Insurance.........................................................................  35
   6.7.         Compliance with Laws..............................................................  36
   6.8.         Maintenance of Properties.........................................................  36
   6.9.         Inspection........................................................................  36
   6.10.        Distributions.....................................................................  36
   6.11.        Indebtedness......................................................................  36
   6.12.        Merger............................................................................  37
   6.13.        Sale of Assets....................................................................  37
   6.14.        Sale of Accounts..................................................................  37
   6.15.        Sale and Leaseback................................................................  37

   6.16.        Investments and Acquisitions......................................................  37
   6.17.        Contingent Obligations............................................................  38
   6.18.        Liens.............................................................................  38
   6.19.        Financial Covenants...............................................................  39
   6.19.1.      Capital Expenditures..............................................................  39
   6.19.2.      Rentals...........................................................................  39
   6.19.3.      Interest Coverage Ratio...........................................................  39
   6.19.4.      Pro Forma Debt Service Ratio......................................................  39
   6.19.5.      Fixed Charge Coverage Ratio.......................................................  40
   6.19.6.      Leverage Ratio....................................................................  40
   6.20.        Affiliates........................................................................  40
   6.21.        Management Fees...................................................................  40
   6.22.        Subordinated and Other Indebtedness...............................................  41
   6.23.        Rate Hedging Obligations..........................................................  41


ARTICLE VII.    DEFAULTS..........................................................................  41


ARTICLE VIII.   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES....................................  45

   8.1.         Acceleration......................................................................  45
   8.2.         Consent to Receiver...............................................................  45
   8.3.         Amendments........................................................................  46
   8.4.         Preservation of Rights............................................................  47


ARTICLE IX.     GENERAL PROVISIONS................................................................  47

   9.1.         Survival of Representations.......................................................  47
   9.2.         Governmental Regulation...........................................................  47
   9.3.         Taxes.............................................................................  47
   9.4.         Headings..........................................................................  48
   9.5.         Entire Agreement..................................................................  48
   9.6.         Several Obligations; Benefits of this Agreement...................................  48
   9.7.         Expenses; Indemnification.........................................................  48
   9.8.         Numbers of Documents..............................................................  48
   9.9.         Accounting........................................................................  49
   9.10.        Severability of Provisions........................................................  49
   9.11.        Nonliability of Lenders...........................................................  49
   9.12.        Choice of Law.....................................................................  49
   9.13.        Consent to Jurisdiction...........................................................  49
   9.14.        Waiver of Jury Trial..............................................................  50
   9.15.        Confidentiality...................................................................  50

   9.16.        Nonreliance.......................................................................  50
   9.17.        Compliance with Law...............................................................  50
   9.18.        Approval of Cable Authorities.....................................................  50


ARTICLE X.      THE AGENT.........................................................................  51

   10.1.        Appointment.......................................................................  51
   10.2.        Powers............................................................................  51
   10.3.        General Immunity..................................................................  51
   10.4.        No Responsibility for Loans, Recitals, etc........................................  51
   10.5.        Action on Instructions of Lenders.................................................  52
   10.6.        Employment of Agents and Counsel..................................................  52
   10.7.        Reliance on Documents; Counsel....................................................  52
   10.8.        Agent's Reimbursement and Indemnification.........................................  52
   10.9.        Rights as a Lender................................................................  52
   10.10.       Lender Credit Decision............................................................  53
   10.11.       Successor Agent...................................................................  53
   10.12.       Agent's Fee.......................................................................  54
   10.13.       Execution of Collateral Documents.................................................  54
   10.14.       Collateral Releases...............................................................  54


ARTICLE XI.     SETOFF; RATABLE PAYMENTS..........................................................  54

   11.1.        Setoff............................................................................  54
   11.2.        Ratable Payments..................................................................  54


ARTICLE XII.    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................................  55

   12.1.        Successors and Assigns............................................................  55
   12.2.        Participations....................................................................  55
                12.2.1.    Permitted Participants; Effect.........................................  55
                12.2.2.    Voting Rights..........................................................  56
                12.2.3.    Benefit of Setoff......................................................  56
   12.3.        Assignments.......................................................................  56
                12.3.1.    Permitted Assignments..................................................  56
                12.3.2.    Effect; Effective Date.................................................  57
   12.4.        Dissemination of Information......................................................  57
   12.5.        Tax Treatment.....................................................................  57

ARTICLE XIII.   NOTICES........................................................................   58

   13.1.        Giving Notice..................................................................   58
   13.2.        Change of Address..............................................................   58


ARTICLE XIV.    COUNTERPARTS...................................................................   58


                                    EXHIBITS

EXHIBIT "A"     -     FACILITY A NOTE..........................................................   60
EXHIBIT "B"     -     FACILITY B NOTE..........................................................   62
EXHIBIT "C"     -     NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP SECURITY AGREEMENT...   63
EXHIBIT "D"     -     MANAGEMENT SUBORDINATION AGREEMENT.......................................   87
EXHIBIT "E"     -     FORM OF OPINION..........................................................   92
EXHIBIT "F"     -     COMPLIANCE CERTIFICATE...................................................  101
EXHIBIT "G"     -     MANAGEMENT FEE REPORT....................................................  105
EXHIBIT "H"     -     ASSIGNMENT AGREEMENT.....................................................  106
EXHIBIT "I"     -     LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION...........................  115



                                   SCHEDULES

SCHEDULE "1"    -     LENDER COMMITMENTS.......................................................  116
SCHEDULE "2"    -     INVESTMENTS..............................................................  117
SCHEDULE "3"    -     INDEBTEDNESS AND LIENS...................................................  118
SCHEDULE "4"    -     LITIGATION...............................................................  119

               NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP

                                CREDIT AGREEMENT

       This Agreement, dated as of August 31, 1995, is among NORTHLAND CABLE PROPERTIES FOUR LIMITED Partnership, the LENDERS and THE FIRST NATIONAL BANK OF CHICAGO, as Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       As used in this Agreement:

       "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests in a limited liability company.

       "Administrative General Partner" means FN Equities Joint Venture, a California joint venture, or any other Person that succeeds to the functions of FN Equities Joint Venture as the administrative general partner of the Borrower.

       "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the applicable Lenders to the Borrower of the same Type under the same Facility and, in the case of Eurodollar Advances, for the same Interest Period.

       "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

       "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

       "Aggregate Commitment" means the Aggregate Facility A Commitment or the Aggregate Facility B Commitment, as appropriate.

       "Aggregate Facility A Commitment" means the aggregate of the Facility A Commitments of all the Lenders (including amounts outstanding thereunder), as reduced from time to time pursuant to the terms hereof.

       "Aggregate Facility B Commitment" means the aggregate of the Facility B Commitments of all the Lenders (including amounts outstanding thereunder), as reduced from time to time pursuant to the terms hereof.

       "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

       "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

       "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

       "Annualized Operating Cash Flow" means, as at any date of determination thereof, the product of Operating Cash Flow for the most recently ended fiscal quarter of the Borrower multiplied by four.

       "Applicable Margin" means, as appropriate, the applicable margin set forth in Section 2.4.

       "Article" means an article of this Agreement unless another document is specifically referenced.

       "Authorized Officer" means any of John S. Whetzell, President of the Managing General Partner; Richard I. Clark, Vice President and Treasurer of the Managing General Partner; Gary S. Jones, Vice President of the Managing General Partner; or such other officers of the Borrower as the Borrower may designate in writing to the Agent from time to time, acting singly.

       "Borrower" means Northland Cable Properties Four Limited Partnership, a Washington limited partnership, and its successors and assigns.

       "Borrowing Date" means a date on which an Advance is made hereunder.

       "Borrowing Notice" is defined in Section 2.8.

       "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

       "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capitalized Leases which is capitalized on the balance sheet of the Borrower) by the Borrower during that period that, determined in accordance with Agreement Accounting Principles, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the balance sheet of the Borrower.

       "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "CATV Franchise" means, collectively, (i) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other franchising authority pursuant to which a Person has the right to operate a CATV System, (ii) any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any CATV System, and
(iii) any legislation, regulation, bill, ordinance, agreement or other instrument or document setting forth all of any part of the terms of any FCC License or franchise, license, permit, wire agreement or easement described in clause (i) of this definition.

       "CATV System" means a system owned by the Borrower or any Subsidiary which transmits audio, video, digital or other signals or information by cable, optical, antennae, microwave, or satellite means, to Persons who pay to receive such transmissions.

       "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of NTC; or (ii) NTC shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of the Managing General Partner on a fully diluted basis.

       "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

       "Collateral" means, collectively, "Collateral" as defined in each of the Collateral Documents.

       "Collateral Documents" means, collectively, the Security Agreement and all other agreements, instruments, or documents necessary to effect the purposes of the Security Agreement, including, without limitation, UCC-1 Financing Statements suitable for filing in the appropriate jurisdictions.

       "Commitment" means a Facility A Commitment or a Facility B Commitment, as appropriate.

       "Condemnation" is defined in Section 7.8.

       "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, or application for a Letter of Credit.

       "Conversion/Continuation Notice" is defined in Section 2.9.

       "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

       "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

       "Cumulative Leakage Index" means the permitted index or range of radiation leakage computed in accordance with the rules of the FCC and applicable to the CATV Systems.

       "Debt" of a Person means such Person's (a) (i) indebtedness for borrowed money (including accrued due and owing but unpaid interest), (ii) guarantees,
(iii) Letters of Credit, (iv) net liabilities under interest rate swap, exchange or cap agreements, (v) obligations under non-compete agreements and (vi) Capitalized Lease Obligations of such Person and its Subsidiaries; but excluding
(b) (i) intercompany debt and (ii) solely for purposes of calculating compliance with Section 6.19, Indebtedness represented by Subordinated Seller Notes.

       "Default" means an event described in Article VII.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

       "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

       "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

       "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

       "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, if any, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

       "Excess Cash Flow" means, for any fiscal year, (a) Operating Cash Flow for such fiscal year, minus (b) the sum of (i) Capital Expenditures, (ii) payments of interest, scheduled principal and fees exclusive of mandatory prepayments made for Excess Cash Flow during such period, (iii) the increase, as of the last day of such fiscal year from the last day of the immediately preceding fiscal year, in the amount of the excess of current assets (less cash and cash equivalents on hand) over current liabilities, and (iv) taxes paid, all calculated for such fiscal year for Borrower and its Subsidiaries on a consolidated basis.

       "FCC" means the Federal Communications Commission or any other regulatory body which succeeds to the functions of the Federal Communications Commission.

       "FCC License" means any community antenna relay service, broadcast auxiliary license, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

       "Facility" means Facility A or Facility B, as appropriate.

       "Facility A" means a revolving credit facility (converting to a term loan facility on the Revolving Credit Termination Date) in the amount of the Aggregate Facility A Commitment utilized under this Agreement pursuant to
Section 2.1.1.

       "Facility A Commitment" means, for each Lender, the obligation of such Lender to make Loans under Facility A not exceeding the amount set forth opposite its name on Schedule "1" hereto (but subject to Section 2.1.1) or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

       "Facility A Lenders" means, collectively, Lenders having Facility A Commitments.

       "Facility A Note" means a promissory note, in substantially the form of Exhibit "A" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Facility A Commitment, including any amendment, modification, renewal or replacement of such promissory note.

       "Facility B" means a multiple draw term loan facility in the amount of the Aggregate Facility B Commitment utilized under this Agreement pursuant to
Section 2.1.2.

       "Facility B Commitment" means, for each Lender, the obligation of such Lender to make term Loans under Facility B not exceeding the amount set forth opposite its name on Schedule "1" hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

       "Facility B Lenders" means, collectively, Lenders having Facility B Commitments.

       "Facility B Note" means a promissory note, in substantially the form of Exhibit "B" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Facility B Commitment, including any amendment, modification, renewal or replacement of such promissory note.

       "Facility Termination Date" means December 31, 2003.

       "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

       "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

       "Fixed Charge Coverage Ratio" means, at any date of determination thereof, the ratio of (i)(a) the sum of (1) Operating Cash Flow for the period of twelve consecutive complete calendar months ending on or most recently ended prior to such date, plus (2) cash and cash equivalents on hand on the last day of the most recently ended fiscal quarter and/or availability under Facility A (in the aggregate up to a maximum of $500,000), minus (b) the sum of taxes and Capital Expenditures during such twelve-month period; to (ii) the aggregate amount of payments of interest, scheduled principal, and fees (other than any annual administrative agent's fee payable to the Agent in connection with this Agreement) on Indebtedness required to be made during such twelve-month period; all calculated for the Borrower and its Subsidiaries on a consolidated basis.

       "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

       "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

       "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

       "Indebtedness" of a Person means such Person's (a) (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, and (vii) Contingent Obligations; but excluding (b) (i) intercompany debt and (ii) solely for purposes of calculating compliance with Section 6.19, Indebtedness represented by Subordinated Seller Notes.

       "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of Operating Cash Flow to interest expense on Debt, all calculated for the most recently ended fiscal quarter.

       "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three, or, six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

       "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

       "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

       "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

       "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

       "Leverage Ratio" means the ratio of (i) Debt of the Borrower as at the last day of any fiscal quarter of the Borrower to (ii) Annualized Operating Cash Flow for such fiscal quarter then ending.

       "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

       "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

       "Loan Documents" means this Agreement, the Notes, the Security Agreement (and any agreements, instruments, or documents executed by the Borrower necessary to effect the purposes of the Security Agreement) and the Subordination Agreement.

       "Management Fee Report" means a report substantially in the form of Exhibit "G" hereto.

       "Management Fees" means fees payable to the Managing General Partner as permitted under Section 6.21.

       "Managing General Partner" means Northland Communications Corporation, a Washington corporation and Wholly-Owned Subsidiary of NTC, or any other Wholly-Owned Subsidiary of NTC that succeeds to the functions of Northland Communications Corporation as the managing general partner of the Borrower.

       "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

       "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

       "NTC" means Northland Telecommunications Corporation, a Washington corporation, and its successors and assigns.

       "Notes" means, collectively, the Facility A Notes and the Facility B Notes, and "Note" means any one of the Facility A Notes or the Facility B Notes.

       "Notice of Assignment" is defined in Section 12.3.2.

       "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

       "Operating Cash Flow" means, for any period of determination thereof, the sum of (a) pre-tax income or deficit, as the case may be (excluding extraordinary gains and losses),

(b) interest expense, (c) depreciation and amortization, and (d) deferred Management Fees, all calculated for the Borrower and its Subsidiaries for such period after giving effect to any acquisitions and disposition of assets of the Borrower and its Subsidiaries made during such period as if made on the first day of such period.

       "Participants" is defined in Section 12.2.1.

       "Payment Date" means the last day of each March, June, September, and December.

       "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

       "Permitted Acquisition" means, at any time of determination, any Acquisition by the Borrower or any Subsidiary which has been approved or consented to by (i) the board of directors or equivalent governing body of the Person whose assets or equity interests are to be acquired and (ii) in the event that the aggregate consideration for such Acquisition exceeds $2,000,000, the Lenders.

       "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

       "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

       "Pro Forma Debt Service" means, at any date of determination thereof, the aggregate amount of payments of interest, principal (excluding payments of principal required hereunder pursuant to Section 2.2.3) and fees (other than any annual administrative agent's fee payable to the Agent in connection with this Agreement) on Debt required to be made by the Borrower and its Subsidiaries during the period of twelve consecutive complete calendar months commencing on the first day of the next calendar month succeeding such date of determination. For purposes of this ratio, pro forma interest on Debt shall be calculated at the Eurodollar Rate for an Interest Period of three months in effect on the date of such calculation.

       "Pro Forma Debt Service Ratio" means, at any date of determination thereof, the ratio of Annualized Operating Cash Flow to Pro Forma Debt Service, in each case calculated as at such date of determination.

       "Pro Forma Leverage Ratio" means, as of any date of determination, the ratio of (i) Debt of the Borrower as of such date to (ii) Annualized Operating Cash Flow.

       "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

       "Purchasers" is defined in Section 12.3.1.

       "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

       "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

       "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

       "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

       "Required Lenders" means Lenders in the aggregate having at least 66_% of the combined Aggregate Commitments or, if a Default has occurred and is continuing or if the Aggregate Commitments have been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

       "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

       "Revolving Credit Termination Balance" means the aggregate principal amount of Advances outstanding under Facility A on the Revolving Credit Termination Date after giving effect to any Advances made or repaid under Facility A on such date.

       "Revolving Credit Termination Date" means December 31, 1998.

       "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

       "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders.

       "Security Agreement" means a security agreement in substantially the form of Exhibit "C" hereto, dated as of the date hereof, duly executed and delivered to the Agent by the Borrower, as the same may be amended or modified and in effect from time to time.

       "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

       "Subordination Agreement" means a subordination agreement in substantially the form of Exhibit "D" hereto, dated as of the date hereof, duly executed by the Borrower, NCC, the Administrative General Partner, and the Agent on behalf of the Lenders as the same may be amended or modified and in effect from time to time.

       "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

       "Subordinated Seller Notes" is defined in Section 6.11(vii).

       "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

       "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets (before depreciation and amortization) of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

       "System Acquisition" means the Acquisition of the assets or stock of any of the cable television systems located in or servicing (a) the communities of Kaufman and Oak Grove in Kaufman County, Hillsboro in Hill County, New Waverly in Walker County, and Waterwood in San Jacinto County, all in the State of Texas; (b) the community of LeGrand in Merced County, California; and (c)(i) the unincorporated areas of Harris County known as Huffman and North Huffman, the incorporated area in the City of Houston known as Lakewood Heights, and the unincorporated areas of Harris County known as Indian Shores and Spanish Cove;
(ii) the incorporated community of Prairie View, the incorporated community of Waller, the campus of Prairie View A & M University, and nearby unincorporated areas of Waller County; (iii) the incorporated community of Cut and Shoot and nearby unincorporated areas of Montgomery County; (iv) the incorporated community of Brookshire and nearby unincorporated areas of Waller County; (v) the unincorporated area of Liberty County known as Tarkenton; (vi) the unincorporated areas of Liberty County and Polk County known as and near Ace, including unincorporated areas under control of the Wild Country P.O.A., the Big Thicket P.O.A. and Taylor Lakes Estates Maintenance Committee; and (vii) the incorporated communities of Simonton and Fulshear and nearby unincorporated areas of Fort Bend County; all in the State of Texas.

       "Transferee" is defined in Section 12.4.

       "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

       "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                  THE CREDITS

          2.1.      Commitments.

                    2.1.1. Facility A Commitment. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, each Facility A Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower under Facility A from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility A Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under Facility A at any time prior to the Revolving Credit Termination Date. The Facility A Commitments to lend hereunder shall expire on the Revolving Credit Termination Date. Principal payments made after the Revolving Credit Termination Date on Advances made under Facility A may not be reborrowed.

                    2.1.2. Facility B Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Facility B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make term Loans to the Borrower under Facility B from time to time in amounts not to exceed in the aggregate the amount of its Facility B Commitment. Subject to the terms of this Agreement, the Borrower may borrow under Facility B at any time on or before September 27, 1996 so long as any portion of the Aggregate Facility B

         Commitment remains unutilized. The Facility B Commitments to lend hereunder shall expire on September 27, 1996. Principal payments made on Advances made under Facility B may not be reborrowed.

          2.2.      Required Payments; Termination.

                    2.2.1. Facility A. The Revolving Credit Termination Balance shall be payable in quarterly installments as follows:

                      % OF TERMINATION BALANCE                         PAYMENT DATE
                      ------------------------                         ------------
                                  2.50%                                   3/31/99
                                  2.50%                                   6/30/99
                                  2.50%                                   9/30/99
                                  2.50%                                  12/31/99
                                  3.75%                                   3/31/00
                                  3.75%                                   6/30/00
                                  3.75%                                   9/30/00
                                  3.75%                                  12/31/00
                                  5.00%                                   3/31/01
                                  5.00%                                   6/30/01
                                  5.00%                                   9/30/01
                                  5.00%                                  12/31/01
                                  6.25%                                   3/31/02
                                  6.25%                                   6/30/02
                                  6.25%                                   9/30/02
                                  6.25%                                  12/31/02
                                  7.50%                                   3/31/03
                                  7.50%                                   6/30/03
                                  7.50%                                   9/30/03
                                   balance                          Facility Termination Date

                    2.2.2. Facility B. The outstanding balance of Advances made under Facility B shall be payable in quarterly installments as follows:

                         % OF FACILITY B AMOUNT                      PAYMENT DATE
                         ----------------------                      ------------
                                   1.75%                                 9/30/96
                                   1.75%                                12/31/96
                                   1.75%                                 3/31/97
                                   1.75%                                 6/30/97
                                   1.75%                                 9/30/97
                                   1.75%                                12/31/97
                                   2.00%                                 3/31/98
                                   2.00%                                 6/30/98
                                   2.00%                                 9/30/98
                                   2.00%                                12/31/98
                                   2.25%                                 3/31/99
                                   2.25%                                 6/30/99
                                   3.00%                                 9/30/99
                                   3.00%                                12/31/99
                                   3.25%                                 3/31/00
                                   3.25%                                 6/30/00
                                   3.50%                                 9/30/00
                                   3.50%                                12/31/00
                                   3.75%                                 3/31/01
                                   3.75%                                 6/30/01
                                   4.25%                                 9/30/01
                                   4.25%                                12/31/01
                                   4.50%                                 3/31/02
                                   4.50%                                 6/30/02
                                   4.75%                                 9/30/02
                                   4.75%                                12/31/02
                                   5.50%                                 3/31/03
                                   5.50%                                 6/30/03
                                   6.00%                                 9/30/03
                                    balance                        Facility Termination Date

                    2.2.3. Excess Cash Flow. In addition to the scheduled installments due on Advances under the Facilities as set forth above, the Borrower shall, on or before April 1 of each year, commencing April 1, 1998, make a mandatory prepayment of Advances in an amount equal to 50% of the Excess Cash Flow, if positive, for the most recently ended fiscal year, provided that, notwithstanding the foregoing, the

         Borrower shall not be obligated to make any payment of Excess Cash Flow hereunder if but only to the extent that such payment would leave the Borrower with less than $250,000 in available cash and cash equivalents as of the date of such payment. Prepayments made under this Section
         2.2.3 shall be applied first against installments due under Section
         2.2.1 with respect to Facility A in the inverse order of maturity and then against installments due under Section 2.2.2 with respect to Facility B in the inverse order of maturity. Prior to the Revolving Credit Termination Date, the Aggregate Facility A Commitment shall be reduced simultaneously with any prepayment under this Section 2.2.3 in the amount of such prepayment and the individual Facility A Commitments of the Facility A Lenders shall be reduced ratably accordingly.

                    2.2.4. Early Expiration. In the event that the term of the Borrower's partnership (pursuant to the Borrower's Agreement of Limited Partnership) has not been extended, prior to June 30, 2001, to a date occurring no earlier than March 31, 2004, all unpaid Obligations shall be due and payable in full on September 30, 2001.

                    2.2.5. Termination. All other unpaid Obligations shall be paid in full by the Borrower on the earlier to occur of (i) the Facility Termination Date and (ii) the date on which all Commitments have expired or been terminated and no Advances are outstanding.

          2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made under a Facility from the several Lenders ratably in proportion to the ratio that their respective Commitments under such Facility bear to the Aggregate Commitment under such Facility.

          2.4. Types of Advances; Applicable Margin. Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. The Applicable Margin for Advances shall be based on the Leverage Ratio in accordance with the table below. The Leverage Ratio shall be determined from the financial statements delivered by the Borrower pursuant to Sections 6.1 (i) and (ii). The adjustment, if any, to the Applicable Margin shall be effective beginning on the fifth Business Day after the delivery of such financial statements. Until financial statements for the first quarter ending after the date hereof have been delivered, the maximum Applicable Margin shall apply.

           LEVERAGE RATIO                             APPLICABLE MARGIN
           --------------                             -----------------
                   But less than
Greater than       or equal to                 Floating             Eurodollar
------------------------------------------------------------------------------
5.5                    -                        1.750%               3.000%
5.0                  5.5                        1.500%               2.750%
4.5                  5.0                        1.250%               2.500%
4.0                  4.5                        1.000%               2.250%
3.5                  4.0                         .750%               2.000%
    -                3.5                         .500%               1.75%

          2.5. Commitment Fee; Reductions in Aggregate Commitments. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee of .5% per annum on the daily unborrowed portion of such Lender's combined Commitment from the date hereof to and including the Revolving Credit Termination Date with respect to Facility A, and on September 27, 1996 with respect to Facility B, payable on each Payment Date hereafter, on the Revolving Credit Termination Date with respect to Facility A, and on September 27, 1996 with respect to Facility B. The Borrower may permanently reduce any Aggregate Commitment in whole, or in part ratably among the applicable Lenders in integral multiples of $500,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment under a Facility may not be reduced below the aggregate principal amount of the outstanding Advances under such Facility. All accrued commitment fees with respect to a Facility shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans under such Facility.

          2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the applicable unused Aggregate Commitment.

          2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon three Business Days' prior written notice to the Agent. A Eurodollar Advance may not paid prior to the last day of the applicable Interest Period, subject to Section 3.4. Optional principal payments made on or before the Revolving Credit Termination Date shall be applied first to Advances outstanding under Facility A, and then to principal installments of Facility B payable under Section 2.2.2 in the inverse order of maturity. Optional principal payments made after the Revolving Credit Termination Date shall be applied first to principal installments of Facility B payable under Section
2.2.2 in the inverse order of maturity, and then to principal installments of Facility A payable under Section 2.2.1 in the inverse order of maturity.

          2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)            the Facility under which such Advance is to be borrowed,

    (ii) the Borrowing Date, which shall be a Business Day, of such Advance,

   (iii)            the aggregate amount of such Advance,

    (iv)            the Type of Advance selected, and

     (v) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

          2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.4 and
Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date which shall be a Business Day, of such conversion or continuation;

    (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

   (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period for Advances may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.2.

         2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. If any Advance is not paid at maturity, whether by acceleration or otherwise, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders to whom such Obligations are due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.13. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its applicable Note, provided, however, that the failure to so record (or any error in such recordation) shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.15. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof but in any event before the close of business on the day of such receipt, the Agent will notify each affected Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/ Continuation Notice, and repayment notice received by it hereunder. The Agent will notify the Borrower and each affected Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

         2.16. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.17. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of any Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.18. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes.
Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES


          3.1. Yield Protection. If after the date of this Agreement any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

        (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its applicable Commitment.

          3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          3.3. Availability of Types of Advances. If any Lender reasonably determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid. The Borrower shall not be required to repay any Eurodollar Advance under this
Section 3.3 prior to the last day of the applicable Interest Period unless such delay in repayment would violate any applicable law, rule, regulation, or directive, whether or not having the force of law.

          3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each affected Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

          3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver to the Agent and the Borrower a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1,
3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement for up to one year.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


          4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

      (i) A certified copy of the Borrower's Agreement of Limited Partnership as in effect of the date of this Agreement and any certificates of limited partnership issued in connection therewith, together with all amendments thereto and a list of all general partners of the Borrower, all certified by the Secretary or Assistant Secretary of the Managing General Partner.

     (ii) A copy, certified by the Secretary or Assistant Secretary of the Managing General Partner, of any partners' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution and delivery of the Loan Documents and the performance by the Borrower of its obligations thereunder.

    (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Managing General Partner, which shall identify by name and title and bear the signature of the officers of the Borrower or the Managing General Partner authorized to sign the Loan Documents on behalf of the Borrower.

     (iv) Copies of the articles of incorporation of the Managing General Partner, together with all amendments, and a certificate of existence, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

      (v) Copies, certified by the Secretary or Assistant Secretary of the Managing General Partner, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution of the Loan Documents and the performance of the obligations of the Borrower thereunder.

     (vi) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Managing General Partner, which shall identify by name and title and bear the signature of the officers of the Managing General Partner authorized to sign the Loan Documents.

    (vii) A certificate, signed by a senior financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

   (viii) A written opinion of counsel to the Borrower and the Managing General Partner, addressed to the Lenders in substantially the form of Exhibit "E" hereto.

     (ix)           Notes payable to the order of each of the Lenders.

      (x) The Security Agreement, together with all agreements, instruments, and documents necessary to effect the purpose of the Security Agreement under applicable law, including without limitation duly executed UCC-1 financing statements describing the security interest of the Agent on behalf of the Lenders in the "Collateral" (as that term is defined in the Security Agreement) and acceptable for filing in the appropriate public offices in each jurisdiction which the Agent deems necessary or advisable to perfect the security interest created thereby.

     (xi) Evidence satisfactory to the Agent and its counsel that the Agent is designated as loss payee on behalf of the Lenders on all insurance policies on the Property of the Borrower, together with any necessary documentation evidencing the assignment and perfection of the Lenders' security interest therein.

    (xii)           The insurance certificate described in Section 5.17.

   (xiii)           The Subordination Agreement.

    (xiv) A subscriber report in respect of each CATV System by region as of June 30, 1995.

     (xv) Evidence satisfactory to the Agent and its counsel that the Borrower and its general partners shall have made all filings and registrations with, or obtained all material approvals, orders, authorizations, franchises, consents, licenses, certificates and permits (including, without limitation, all CATV Franchises and FCC Licenses) from, the FCC, other federal, state and local regulatory or governmental bodies and authorities (including, without limitation, state and local filing or recording offices), and other Persons which are or may be required prerequisites to the validity, enforceability or non-voidability of the Loan Documents or the pledge of the assets of the Borrower subject to the Liens created pursuant to the Collateral Documents.

    (xvi) Copies of the most recent Cumulative Leakage Index reports for the Borrower, together with such other reports on environmental matters as the Agent may request, each of which shall be in form and substance satisfactory to the Agent and the Lenders.

   (xvii) Written money transfer instructions, in substantially the form of Exhibit "I" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

  (xviii) Such other documents as any Lender or its counsel may have reasonably requested.

          4.2. Advances for System Acquisitions. The Lenders shall not be required to make any Advance hereunder the proceeds of which are or are to be used in connection with a System Acquisition unless, in addition to satisfying the conditions set forth in Sections 4.1 and 4.3, the Borrower has furnished to the Agent with sufficient copies for the Lenders:

      (i) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of the agreements, instruments, and documents governing such System Acquisition, which, together with all other aspects of such System Acquisition, shall be in form and substance reasonably satisfactory to the Agent.

     (ii) Evidence satisfactory to the Agent and its counsel that all material approvals, authorizations, filings, registrations, consents, licenses, certificates and permits (including, without limitation, transfer documents or orders with respect to all affected CATV Franchises and FCC Licenses) in connection with such System Acquisition have been or shall be obtained or made, as appropriate, from or with the FCC, other federal, state and local regulatory or governmental bodies and authorities (including, without limitation, state and local filing or recording offices), and other Persons which are or may be required prerequisites to the validity, enforceability or non-voidability of the Loan Documents or the pledge of the assets of the Borrower subject to the Liens created pursuant to the Collateral Documents.

    (iii) Copies of the most recent Cumulative Leakage Index reports for the assets being acquired in such System Acquisition, together with such other reports on environmental matters as the Agent may request, each of which shall be in form and substance satisfactory to the Agent and the Lenders.

     (iv) Subscriber reports of the Persons to be acquired or, if unavailable, a good faith estimate of the number of subscribers to be acquired.

      (v) Such other documents related to such System Acquisition as any Lender or its counsel may have reasonably requested.

          4.3. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

      (i)           There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

    (iii) The Borrower has delivered to the Agent a statement setting forth the Pro Forma Leverage Ratio (after giving effect to the contemplated Advance) as of such Borrowing Date.

     (iv) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(i) and (ii) have been satisfied. Notwithstanding anything herein to the contrary, in the event that the Pro Forma Leverage Ratio exceeds the applicable permitted Leverage Ratio as set forth in Section 6.19.6, the Lenders shall not be obligated to make the contemplated Advance. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "F" hereto (after giving effect to the contemplated Advance) as a condition to making an Advance.




                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants to the Lenders that:

          5.1. Existence and Standing. The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Washington and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper organizational proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's agreement of limited partnership or the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement. No material order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents. The execution and delivery of the Loan Documents does not constitute the transfer, assignment or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license issued as of this date by the FCC in connection with the operation of any of the CATV Systems, or the transfer of control of the Borrower, within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

          5.4. Financial Statements. The December 31, 1994 financial statements of the Borrower heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the financial condition and operations of the Borrower at such date and the results of its operations for the period then ended.

          5.5. Material Adverse Change. Since December 31, 1994, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower which could reasonably be expected to have a Material Adverse Effect.

          5.6. Taxes. The Borrower has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its general partners with respect to the Borrower, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are adequate.

          5.7. Litigation and Contingent Obligations. Except as set forth on Schedule "4" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

          5.8.      Subsidiaries.  The Borrower has no Subsidiaries.

          5.9. ERISA. The Borrower has no Unfunded Liabilities. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. The Borrower is not a party to any agreement or instrument or subject to any charter or other organizational restriction under which non-defaulting performance could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness in excess of $100,000 in the aggregate.

         5.13. Compliance With Laws, Etc. The Borrower has materially complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its Property (including, without limitation, those relating to the Cumulative Leakage Index). The Borrower has obtained all material franchises, licenses, consents, approvals and authorizations granted or issued by any public or governmental body, agency or authority necessary and appropriate to operate the CATV Systems and all such franchises, licenses, certificates, consents, approvals and authorizations are in full force and effect. The Borrower has not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule "3" hereto, on the date of this Agreement, the Borrower will have good title, free of all Liens other than those permitted by Section 6.18, to all of the Property and assets reflected in the financial statements as owned by it.

         5.15. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.16. Public Utility Holding Company Act. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.17. Insurance. The certificate signed by a senior officer of the Managing General Partner, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.


                                   ARTICLE VI

                                   COVENANTS


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

          (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) Within 45 days after the close of each quarterly period of each of its fiscal years, unaudited balance sheets as at the close of each such period and profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, subject to normal year-end audit adjustments, and a Management Fee Report, all certified by a senior financial officer.

        (iii) Within 30 days after the close of each month, profit and loss statements for such month and for the period from the beginning of such fiscal year to the end of such month and subscriber reports as of the end of such month, all certified by a senior financial officer.

         (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "F" hereto signed by a senior financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (v) As soon as available, but in any event within 30 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated income statement and funds flow statement) of the Borrower for such fiscal year.

         (vi) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

        (vii) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by a senior financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

       (viii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower is or may be liable to any Person as a result of the release by the Borrower, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (ix) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower files with the Securities and Exchange Commission.

         (xi) Promptly upon the request of the Agent or any Lender, copies of all material amendments or renewals of material franchises, licenses, consents, approvals and authorizations granted or issued by any public or governmental body, agency or authority necessary and appropriate to operate the CATV Systems and of all other material communications between the Borrower and the FCC or any other federal, state, or local regulatory entity having jurisdiction over the Borrower.

        (xii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

          6.2. Use of Proceeds. The Borrower will use the proceeds of the Advances to refinance Indebtedness existing prior to the effective date of this Agreement, for working capital purposes, to finance the System Acquisitions, for other general corporate purposes, to make Permitted Acquisitions, and to repay outstanding Advances. The Borrower will not use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation
U) or to make any other Acquisition.

          6.3. Notice of Default, Etc. The Borrower will give prompt notice in writing to the Agent, which shall promptly notify the Lenders, of the occurrence of (a) any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect; (b) the receipt by the Borrower of any notice from any federal, state or local governmental or regulatory body or authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any CATV Franchise, FCC License or other license granted by any governmental authority now or hereafter held by the Borrower the lack of which could reasonably be expected to have a Material Adverse Effect; or (c) any state or local statute, regulation or ordinance or judicial or administrative order, or any federal judicial or administrative order specifically addressed to the Borrower, limiting or controlling the operations of the Borrower which has been issued or adopted hereafter and which could reasonably be expected to have a Material Adverse Effect on the operation of any of the CATV Systems.

          6.4. Conduct of Business; Maintenance of Licenses. The Borrower will (a) carry on and conduct the business of owning and operating the CATV Systems in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted; (b) do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited partnership in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which the failure to maintain such authority could reasonably be expected to have a Material Adverse Effect; and (c) do all things necessary to renew, extend and continue in effect all permits, licenses and authorizations which may at any time and from time to time be necessary to operate the CATV Systems in compliance with all applicable laws and regulations, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

          6.5. Taxes. The Borrower will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

          6.6. Insurance. The Borrower will maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent upon request full information as to the insurance carried. The Borrower will take all actions (including the execution of appropriate documentation) from time to time reasonably requested by the Agent or any Lender in order to maintain the assignment or perfection of the security interest of the Agent on behalf of the Lenders therein. Unless a Default or Unmatured Default has occurred and is continuing, the Borrower shall be entitled to receive the proceeds of any insurance on the Property of the Borrower provided and to the extent that such insurance proceeds are used to acquire replacement Property within the later to occur of (i) 120 days after the occurrence of the casualty underlying the payment of such proceeds and (ii) 30 days after the receipt of such insurance proceeds by the Borrower. The Borrower will deliver to the Agent any insurance proceeds not used to acquire replacement

Property within the applicable period. The Lenders shall apply any insurance proceeds they may receive to outstanding Obligations in the order set forth in
Section 2.7.

          6.7. Compliance with Laws. The Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all applicable rules and regulations of the FCC and any other state or local regulatory or governmental authority.

          6.8. Maintenance of Properties. The Borrower will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          6.9. Inspection. The Borrower will permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         6.10. Distributions. The Borrower will not declare or pay any distributions on its partnership interests or redeem, repurchase or otherwise acquire or retire any of its partnership interests at any time outstanding, except for (i) quarterly distributions to limited partners in an amount not exceeding in the aggregate $37,100 for quarters ending on or before June 30, 1996, and (ii) repurchases of limited partnership interests for an aggregate amount not exceeding $50,000 in any fiscal year.

         6.11. Indebtedness. The Borrower will not create, incur or suffer to exist any Indebtedness, except:

      (i)           The Loans.

     (ii) Indebtedness existing on the date hereof and described in Schedule "3" hereto.

    (iii)           Contingent Obligations permitted under Section 6.17.

     (iv)           Rate Hedging Obligations.

      (v) Capitalized Lease Obligations not exceeding $250,000 at any one time outstanding.

     (vi) Subordinated Indebtedness represented by subordinated notes issued to a seller in connection with a System Acquisition representing a holdback of not more than 5 percent of the aggregate consideration for such System Acquisition (collectively, "Subordinated Seller Notes").

    (vii) Accounts payable to trade creditors for goods and services and current operating liabilities (other than for borrowed money) incurred in the ordinary course of business.

   (viii) Additional Indebtedness not exceeding $250,000 at any one time outstanding.

         6.12. Merger. The Borrower will not merge or consolidate with or into any other Person.

         6.13. Sale of Assets. The Borrower will not sell or otherwise dispose of its Property, to any other Person except for (i) sales of equipment and inventory in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction; (ii) the sale or other disposition (other than a sale or disposition described in the preceding clause (i) of this
Section 6.13) of Property that is no longer used or useful in the business of the Borrower, provided that, within 30 days of any such sale or other disposition, the Borrower replaces such Property with Property having substantially equivalent value, and (iii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower previously leased, sold or disposed of as permitted by this clause (iii) of this Section 6.13 during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower.

         6.14. Sale of Accounts. The Borrower will not sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse except in the ordinary course of business on terms and conditions customary in the Borrower's industry.

         6.15. Sale and Leaseback. The Borrower will not sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

         6.16. Investments and Acquisitions. The Borrower will not make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

      (i)           System Acquisitions.

     (ii) Short-term obligations of, or fully guaranteed by, the United States of America.

    (iii) Commercial paper rated A-l or better by Standard & Poor's Ratings Group or P-l or better by Moody's Investors Service, Inc.

     (iv) Demand deposit accounts maintained in the ordinary course of business.

      (v) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

     (vi) Investments in existence on the date hereof and described in Schedule "2" hereto.

    (vii) Permitted Acquisitions, provided that, prior to and after giving effect to any such Acquisition, no Default or Unmatured Default will exist.

         6.17. Contingent Obligations. The Borrower will not make or suffer to exist any Contingent Obligation, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) franchise bonds, performance bonds, Letters of Credit required in the ordinary course of business and similar bonds, indemnities, and sureties, in each case not representing, securing, or otherwise involving Indebtedness for borrowed money; and (iii) to the extent permitted under Section 6.11(vii).

         6.18. Liens. The Borrower will not create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

        (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character or existing as of the date of acquisition of such real property by the Borrower and which in either event do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower.

          (v) Liens existing on the date hereof and described in Schedule "3" hereto.

         (vi) Liens in favor of the Lenders granted pursuant to any Collateral Document.

        (vii) Liens securing additional Indebtedness not exceeding $250,000 at any one time outstanding.

         6.19.      Financial Covenants.

                    6.19.1. Capital Expenditures. The Borrower will not expend, or be committed to expend for Capital Expenditures on a non-cumulative basis (except as hereinafter provided) in the aggregate for the Borrower, in excess of $1,500,000 during each fiscal year of the Borrower ending during the period from the date of execution of this Agreement to and including December 31, 1997. Amounts permitted to be expended during any of the foregoing periods and not so expended during such period may be expended during the immediately succeeding period.

                    6.19.2. Rentals. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $100,000 during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower.

                    6.19.3. Interest Coverage Ratio. The Borrower will maintain, as at the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 1995 through and including the fiscal quarter ending June 30, 1997, an Interest Coverage Ratio of not less than 1.75 to 1.0.

                    6.19.4. Pro Forma Debt Service Ratio. The Borrower will maintain, as at the last day of each fiscal quarter commencing with the fiscal quarter ending March 31, 1996, a Pro Forma Debt Service Ratio of not less than 1.15 to 1.0.

                    6.19.5. Fixed Charge Coverage Ratio. The Borrower will maintain, as at the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 1997, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.0.

                    6.19.6. Leverage Ratio. The Borrower will maintain at all times during each fiscal quarter ending during the periods set forth below, a Leverage Ratio of not more than the ratio set forth below opposite each such period:

                        PERIOD                                     RATIO
                        -------------------------------------------------
                        Date of Agreement through 6/30/96          5.75:1
                        7/1/96 through 12/31/96                    5.50:1
                        1/1/97 through 6/30/97                     5.25:1
                        7/1/97 through 12/31/97                    5.00:1
                        1/1/98 through 6/30/98                     4.75:1
                        7/1/98 through 12/31/98                    4.50:1
                        1/1/99 through 6/30/99                     4.00:1
                        7/1/99 through 12/31/99                    3.50:1
                        1/1/00 through 6/30/00                     3.25:1
                        7/1/00 and thereafter                      3.00:1

         6.20. Affiliates. The Borrower will not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction.

         6.21. Management Fees. The Borrower may pay Management Fees in cash in the first two months of any fiscal quarter and in September of 1995 in an amount not in excess of 6% of revenues for each such month (as estimated by the Borrower in good faith). The Borrower shall defer payment of Management Fees for the third month of any fiscal quarter (other than September of 1995) until it has delivered quarterly financial statements for such fiscal quarter pursuant to Section 6.1(ii), at which time it shall reduce or adjust Management Fees permitted to be paid as necessary to reflect differences between actual and estimated revenues for prior months in accordance with the actual revenues set forth in such financial statements. Management Fees payable in December of 1995 and deferred pursuant to the preceding sentence shall also be reduced or adjusted for September of 1995 if necessary. Notwithstanding anything in this
Section 6.21 to the contrary, no Management Fees in excess of 3% of revenues for any month may be paid if, before or after giving effect thereto, a Default or Unmatured Default has occurred and is continuing. Any such Management Fees which may not be so paid shall be deferred; Management Fees so deferred may be paid only out of Excess Cash Flow that is not payable to the Lenders and only so long as no Default or Unmatured Default shall exist.

         6.22. Subordinated and Other Indebtedness. The Borrower will not make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or other Indebtedness.

         6.23. Rate Hedging Obligations. Within 90 days of the date of execution of this Agreement, the Borrower will enter into an interest rate exchange or insurance agreement or agreements with one or more financial institutions acceptable to the Required Lenders in their reasonable discretion, providing for a fixed rate of interest on a notional amount of at least 60% of the Aggregate Facility B Commitment for an average weighted maturity of at least two years and containing other terms reasonably acceptable to the Agent.


                                  ARTICLE VII

                                    DEFAULTS


         The occurrence of any one or more of the following events shall constitute a Default:

          7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or the Managing General Partner to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

          7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17,
6.18, 6.19, 6.20, 6.21, 6.22, or 6.23.

          7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Lender.

          7.5. Failure of the Borrower or the Managing General Partner or NTC to pay any Indebtedness in the aggregate in excess of $100,000 when due; or the default by the Borrower or the Managing General Partner or NTC in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in the aggregate in excess of $100,000 was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or the Managing General Partner or NTC in the aggregate in excess of $100,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or the Managing General Partner or NTC shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.6.      The Borrower or the Managing General Partner or NTC shall
(i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7. Without the application, approval or consent of the Borrower or the Managing General Partner, or NTC, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or the Managing General Partner or NTC or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or the Managing General Partner or NTC and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

          7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower, the Managing General Partner, or NTC which, when taken together with all other Property of the Borrower, the Managing General Partner, or NTC so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

          7.9. The Borrower or the Managing General Partner shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $100,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Borrower shall incur Unfunded Liabilities or any Reportable Event shall occur in connection with any Plan.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan.

         7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs.

         7.13. The Borrower or the Managing General Partner shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or the Managing General Partner, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation (including, without limitation, those relating to the Cumulative Leakage Index), which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.14.      Any Change in Control shall occur.

         7.15. The occurrence of any "default," as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

         7.16. Nonpayment by the Borrower of any Rate Hedging Obligation beyond any applicable grace period or the breach by the Borrower of any material term, provision or condition contained in any agreement, device or arrangement giving rise to any Rate Hedging Obligation beyond any applicable grace period.

         7.17. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any general partner of the Borrower, as applicable, shall fail to comply with any of the terms or provisions of any Collateral Document.

         7.18. (a) Any license, authorization, consent or permit (including, without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation by the Borrower of any CATV System shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another license, authorization, consent or permit authorizing substantially the same operations of such CATV System; or (b) any license, authorization, consent or permit (including, without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation of any CATV System shall be cancelled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (c) the FCC shall have issued any hearing designation order in any non-comparative license renewal proceeding or any license revocation proceeding involving any license necessary for the ownership or essential for the operation of any CATV System; or (d) in any comparative (multiple applicant) license renewal proceeding involving any license necessary for the ownership or essential for the operation of any CATV System, any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Borrower lacks the qualifications to own or operate such CATV System, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review, (provided, however, that none of the foregoing events described in clause (c) or (d) of this Section 7.18 shall constitute a Default if, assuming the final and non-appealable loss by the Borrower of any such license, authorization, consent or permit at the conclusion of all legal proceedings incident thereto, such loss would not materially adversely affect the value of the Collateral or the Borrower's ability to perform its obligations under the Loan Documents); or (e) any CATV System shall fail for any period of five consecutive calendar days to operate or maintain any broadcast signal, and such failure is not covered by business interruption insurance and the revenue stream derived from the particular CATV System failing to so operate or maintain a broadcast signal is material to the revenue stream of the Borrower taken as a whole; or (f) any CATV System shall fail for any period of five consecutive calendar days to maintain a broadcast signal that is material to its operations receivable without either material interference or the use of any equipment other than ordinary consumer antennae and receivers, and such failure is not covered by business interruption insurance and the revenue stream derived from the particular CATV System failing to so operate or maintain a broadcast signal is material to the revenue stream of the Borrower taken as a whole.

         7.19. Twenty-five percent (25%) or more of the value of any class of equity interests in the Borrower shall be held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f).


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


          8.1.      Acceleration.  If any Default described in Section 7.6 or
7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 14 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Consent to Receiver. Without limiting the generality of the foregoing or limiting in any way the rights of the Agent or the Lenders hereunder or under the Collateral Documents or otherwise under applicable law, at any time after the occurrence and during the continuance of a Default caused by the Borrower's failure to make a timely payment as required under the Loan Documents, and not less than three days after the Agent has delivered notice to the Borrower of its intent to do so (during which three-day period the Borrower shall have failed to cure such Default), the Agent, at the direction of the Required Lenders, shall be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction (to the extent such appointment is permitted under applicable law) in any action taken by the Agent and the Lender to enforce their rights and remedies hereunder and under the Collateral Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Borrower, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Secured Obligations until a sale or other disposition of such Collateral shall be finally made and consummated. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. THE BORROWER (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE AGENT AND THE LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE COLLATERAL DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO MAKE ADVANCES TO THE BORROWER; AND
(III) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE AGENT IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.

          8.3. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

      (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii) Reduce the percentage specified in the definition of Required Lenders.

    (iii) Extend the Revolving Credit Termination Date, or reduce the amount or extend the payment dates for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv)           Amend this Section 8.3.

      (v) Except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

          8.4. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS


          9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated. Except as otherwise provided in this Agreement, no representations and warranties of the Borrower and no obligations of the Borrower shall survive beyond the payment in full of the Obligations.

          9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

          9.3. Taxes. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

          9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the general partners of the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the general partners of the Borrower, the Agent and the Lenders relating to the subject matter thereof.

          9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

          9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

          9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

          9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.15. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, (vi) permitted by Section 12.4, and
(vii) of information which has become public through no fault of that Lender.

         9.16. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Loans provided for herein.

         9.17. Compliance with Laws. The performance of this Agreement by the Borrower shall be subject at all times to all laws, regulations and rules of the United States of America, and any agency or instrumentality thereof, and of any State, and any agency or instrumentality thereof. None of the Borrower, Agent or Lenders shall be bound by any terms of this Agreement that are in conflict with such law, regulations and rules.

         9.18. Approval of Cable Authorities. Notwithstanding any provisions in this Agreement to the contrary, no action shall be taken by the Agent or the Lenders with respect to any items of the Collateral unless and until all necessary requirements, if any, of the Communications Act of 1934, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992 and the respective rules and regulations thereunder, as well as any other federal, state, or other law applicable to or having jurisdiction over the cable television industry or the Borrower have been fully satisfied with respect to such action and there have been obtained such consents, approvals, and authorizations, if any, as may be required to be obtained from the FCC and any other such governmental authority or utility or telephone company under the terms of any franchise, license, or similar operating right held by the Borrower and included in the Collateral. It is the intention of the parties hereto that the security interests and liens of the Agent in and on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules, and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Borrower except in accordance with the provisions of such statutory requirements and rules and regulations and the terms and conditions of this

Agreement. Upon the Agent's request, the Borrower agrees that it will use its best efforts to promptly obtain any and all governmental, regulatory, utility, or telephone company consents, approvals, or authorizations referred to in this
Section 9.18.


                                   ARTICLE X

                                   THE AGENT


         10.1. Appointment. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this
Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, if required by Section 8.3, each Lender affected thereby), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes.
The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any

Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld), a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         10.12. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated August 11, 1995, or as otherwise agreed from time to time.

         10.13. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Security Agreement and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement.

         10.14. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.3, all of the Lenders) in writing.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans under any Facility (other than payments received pursuant to Sections 3.1, 3.2, or 3.4) in a greater proportion than that received by any other Lender under such Facility, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders under such Facility so that after such purchase each Lender will hold its ratable proportion of Loans under such Facility. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2.      Participations.

                    12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, provided that any such sale shall be at no cost to the Borrower. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such

         Lender's rights and obligations under the Loan Documents. The consent of the Borrower shall be required prior to a participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

                    12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or releases any substantial portion of collateral, if any, securing any such Loan.

                    12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.      Assignments.

                    12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that (i) any such assignment shall be at no cost the Borrower, and (ii) unless such Lender assigns all of its rights and obligations under the Loan Documents to a Purchaser, each such assignment shall be in a minimum amount of $5,000,000. Such assignment shall be substantially in the form of Exhibit "H" hereto or in such other form as may be agreed to by the parties thereto. The consents of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

                    12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "1" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. The consent of the Borrower shall be required prior to disclosure by any Lender to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") other than a Lender or an Affiliate thereof and any prospective Transferee other than a Lender or an Affiliate thereof any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each such Transferee and prospective Transferee agrees to be bound by Section 9.15 of this Agreement. Such consent shall not be unreasonably withheld or delayed.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.

                                  ARTICLE XIII

                                    NOTICES


         13.1.      Giving Notice.  Except as otherwise permitted by Section
2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                  COUNTERPARTS


         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                      NORTHLAND CABLE PROPERTIES FOUR
                                      LIMITED PARTNERSHIP
                                      By:      NORTHLAND COMMUNICATIONS
                                               CORPORATION, ITS MANAGING GENERAL
                                               PARTNER


                                      By: /s/ JAMES A. PENNEY
                                         ---------------------------------------
                                          James A. Penney
                                          Vice President

                                          1201 Third Avenue
                                          Suite 3600
                                          Seattle, Washington 98101

                                      Attention:       John S. Whetzell
                                                       President

                                                       James A. Penney
                                                       Vice President

                                      Telecopier:      (206) 623-9015


                                      THE FIRST NATIONAL BANK OF
                                        CHICAGO, INDIVIDUALLY AND AS AGENT

                                      By:
                                         ---------------------------------------
                                          Ronna Bury-Prince
                                          Vice President

                                          One First National Plaza
                                          Chicago, Illinois  60670

                                      Attention:  Communications Division

                                      Telecopier:      (312) 732-8587

                                  EXHIBIT "A"

                                FACILITY A NOTE

$______________                                             _____________, 199__

         NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington limited partnership (the "Borrower"), promises to pay to the order of __________ (the "Lender") the lesser of the principal sum of ______________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under Facility A pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of
Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of August 31,1995 among the Borrower, The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                         NORTHLAND CABLE PROPERTIES FOUR
                                         LIMITED PARTNERSHIP
                                         By:   NORTHLAND COMMUNICATIONS
                                               CORPORATION, ITS MANAGING GENERAL
                                               PARTNER


                                         By:
                                            ------------------------------------
                                               James A. Penney
                                               Vice President

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                               FACILITY A NOTE OF
              NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP,
                             DATED AUGUST 31, 1995


                                                    Maturity
             Principal           Maturity           Principal
             Amount of          of Interest          Amount              Unpaid
 Date          Loan               Period              Paid               Balance
--------------------------------------------------------------------------------

                                  EXHIBIT "B"

                                FACILITY B NOTE

$______________                                               ___________, 199__

         NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington corporation (the "Borrower"), promises to pay to the order of __________________ (the "Lender") the lesser of the principal sum of ______________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under Facility B pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of
Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of August 31, 1995 among the Borrower, The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                         NORTHLAND CABLE PROPERTIES FOUR
                                         LIMITED PARTNERSHIP
                                         By:   NORTHLAND COMMUNICATIONS
                                               CORPORATION, ITS MANAGING GENERAL
                                               PARTNER


                                         By:
                                            ------------------------------------
                                               James A. Penney
                                               Vice President

                                  EXHIBIT "C"

              NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP
                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of August 31, 1995 by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington limited partnership (the "Borrower"), and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent (the "Agent") for the Lenders (as defined below). The parties hereto agree as follows:

         WHEREAS, the Borrower (this and other capitalized terms shall have the respective meanings set forth in Article I hereinbelow) has entered into that certain Credit Agreement dated as of August 31, 1995 by and among the Borrower, the Agent, and the Lenders party thereto (as it may be amended, modified, or supplemented from time to time, the "Credit Agreement") pursuant to which the Lenders have agreed to make extensions of credit available to the Borrower on the terms and conditions set forth therein; and

         WHEREAS, it is a condition precedent, among others, to the effectiveness of the Credit Agreement that the Borrower execute and deliver this Security Agreement to the Agent on behalf of the Lenders; and

         WHEREAS, the Borrower expects to realize direct and indirect benefits as a result of the contemplated extensions of credit and such other financial accommodations as the Lenders may provide from time to time, and therefore desires to enter into this Security Agreement to satisfy such condition precedent;

         NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Agent, on behalf of the Lenders, hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         1.2. Definitions of Certain Terms Used Herein. As used in this Security Agreement, the following terms shall have the following meanings:

         "Accounts" means all rights to payment for goods sold or leased or services rendered by the Borrower, whether or not earned by performance, together with all security interests or other security held by or granted to the Borrower to secure such rights to payment.

         "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

         "Chattel Paper" means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods.

         "Collateral" means all tangible and intangible property, wherever located, in which the Borrower now has or hereafter acquires any right or interest, and the proceeds (including insurance proceeds) and products thereof and all cash and cash equivalents, bank accounts, special collateral accounts, and all books and records, customer lists, credit files, computer files, programs (to the extent they are assignable), printouts and other computer materials and records related thereto, including, without limitation, the following property: all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Pledged Deposits and Stock Rights (other than licenses or permits issued by the FCC to the extent it is unlawful to grant a security interest in any such license or permit or to the extent that the grant of any such security interest in any such license or permit would result in the forfeiture of any such license or permit or a default under any such license or permit, but including the proceeds of any sale or disposition of such licenses or permits to the extent the grant of a security interest in such proceeds is lawful).

         "Credit Agreement" is defined in the recitals hereto.

         "Default" means an event described in Section 5.1.

         "Documents" means all documents of title (other than deeds of real estate) and goods evidenced thereby, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

         "Equipment" means all equipment, machinery, furniture and goods used or usable by the Borrower in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto, including, without limitation, all Fixtures.

         "Fixtures" means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

         "General Intangibles" means all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in partnerships and joint ventures, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

         "Instruments" means all negotiable instruments (as defined in Section 3-104 of the Uniform Commercial Code as in effect from time to time in Illinois), certificated and uncertificated securities and any replacements therefor and Stock Rights related thereto, and other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary indorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

         "Inventory" means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in Borrower's business, including without limitation raw materials work in process, packaging materials, finished goods, semi- finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of the Borrower, and all such goods released to the Borrower or to third parties under trust receipts or similar documents.

         "Other Collateral" means any property of the Borrower, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Pledged Deposits and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Borrower other than real estate.

         "Pledged Deposits" means all time deposits of money, whether or not evidenced by certificates, which the Borrower may from time to time designate as pledged to the Agent or to any Lender as security for any Obligation, and all rights to receive interest on said deposits.

         "Rate Hedging Agreements" means any agreements, devices or arrangements evidencing Rate Hedging Obligations.

         "Receivables" means the Accounts, Chattel Paper, Documents, Instruments, Pledged Deposits and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

         "Required Secured Parties" means (x) prior to an acceleration of the obligations under the Credit Agreement, the Required Lenders and (y) after an acceleration of the obligations under the Credit Agreement, Lenders holding in the aggregate at least 66 2/3% of the total of (i) the unpaid principal amount of outstanding Advances and (ii) the aggregate net early termination payments then due and unpaid from the Borrower to the Lenders under Rate Hedging Agreements, as determined by the Agent in its reasonable discretion.

         "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "Stock Rights" means any securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

         The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of the Borrower's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and the Lenders that:

         3.1. Incorporation by Reference. All of the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date of this Security Agreement.

         3.2. Title, Authorization, Validity and Enforceability. The Borrower has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.4, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by the Borrower of this Security Agreement has been duly authorized by proper partnership proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Borrower and creates a security interest which is enforceable against the Borrower in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against the Borrower in the locations listed on Exhibit "E" hereto, the Agent will have a fully perfected first priority security interest on behalf of the Lenders in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted hereunder.

         3.3. Conflicting Laws and Contracts. Neither the execution and delivery by the Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than the Lien of the Agent on behalf of the Lenders).

         3.4. Principal Location. The Borrower's mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, are disclosed in Exhibit "A" hereto; the Borrower has no other places of business except those set forth in Exhibit "A" hereto.

         3.5. Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit "A" hereto. None of said locations are leased by the Borrower as lessee except those designated in Part B of Exhibit "A" hereto.

         3.6. No Other Names. The Borrower has not conducted business under any name except the name in which it has executed this Security Agreement and Northland Cable Television and derivatives thereof.

         3.7.    No Default.  No Default or Unmatured Default exists.

         3.8. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Borrower relating thereto and in all invoices and reports with respect thereto furnished to the Agent by the Borrower from time to time. As of the time when each Account or each item of Chattel Paper arises, the Borrower shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

         3.9. Filing Requirements. None of the Equipment is covered by any certificate of title, except for the vehicles described in Exhibit "B" hereto. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for patents and copyrights held by the Borrower and described in Exhibit "B" hereto. The legal description and street address, if available, of the property on which any Fixtures are located is set forth in Exhibit "C" hereto together with the name and address of the record owner of each such property.

         3.10. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Borrower as debtor has been filed in any jurisdiction except (i) financing statements naming the Agent on behalf of the Lenders as the secured party and (ii) as described in Schedule "3" to the Credit Agreement.

         3.11. Pledged Securities. Exhibit "D" hereto sets forth a complete and accurate list of the securities delivered to the Agent. The Borrower is the direct and beneficial owner of each share of stock listed on Exhibit "D" annexed hereto as being owned by it. The Borrower further represents and warrants that all of such shares of stock have been duly and validly issued, are fully paid and non-assessable and are owned by the Borrower free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder.

         3.12. Federal Employer Identification Number. The Borrower's Federal employer identification number is 75-1998317.


                                   ARTICLE IV

                                   COVENANTS

         From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

         4.1.    General.

                  4.1.1. Incorporation by Reference. The Borrower will comply with all applicable provisions of Article VI of the Credit Agreement with respect to the Collateral, including, without limitation, the obligations of the Borrower to permit inspections of the Collateral, to pay when due all taxes, assessments and governmental charges and levies upon the Collateral, to maintain complete and accurate books and records with respect to the Collateral, to furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time request, and to notify the Agent of the occurrence of any Default of which it is aware.

                  4.1.2. Financing Statements and Other Actions; Defense of Title. The Borrower will execute and deliver to the Agent all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Agent in order to maintain a first perfected security interest in the Collateral.
         The Borrower will take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

                  4.1.3. Disposition of Collateral. The Borrower will not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to the Credit Agreement, (ii) until such time following the occurrence of a Default as the Borrower receives a notice from the Agent instructing the Borrower to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Borrower receives a notice from the Agent pursuant to Section 7.2, proceeds of Inventory and Receivables collected in the ordinary course of business.

                  4.1.4. Liens. The Borrower will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement and (ii) as otherwise permitted pursuant to the Credit Agreement.

                  4.1.5.  Change in Location or Name.  The Borrower will not
         (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.3 (or Equipment or Fixtures relocated temporarily for purposes of effecting repairs)) at a location other than a location specified in Exhibit "A" hereto, (ii) maintain records relating to the Receivables at a location other than at the locations specified on Exhibit "A" as the Borrower's principal place of business, (iii) maintain a place of business at a location other than a location specified on Exhibit "A" hereto, (iv) change its name or taxpayer identification number or (v) change its mailing address, unless the Borrower shall have given the Agent not less than 30 days' prior written notice thereof, and the Agent shall have determined that such change will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral.

                  4.1.6. Other Financing Statements. The Borrower will not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except (i) financing statements naming the Agent as secured party and
         (ii) as permitted by Section 4.1.4.

         4.2.    Receivables.

                  4.2.1. Certain Agreements on Receivables. The Borrower will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Borrower may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

                  4.2.2. Collection of Receivables. Except as otherwise provided in this Security Agreement, the Borrower will collect and enforce, at the Borrower's sole expense, all amounts due or hereafter due to the Borrower under the Receivables in accordance with its present policies and in the ordinary course of business.

                  4.2.3. Delivery of Invoices. The Borrower will deliver to the Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Agent shall specify.

                 4.2.4. Disclosure of Counterclaims on Receivables. If any discount, credit, agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Borrower will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of the Borrower relating to such Receivable and in connection with any invoice or report furnished by the Borrower to the Agent relating to such Receivable.

         4.3.    Inventory and Equipment.

                 4.3.1. Maintenance of Goods. The Borrower will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

                 4.3.2. Insurance. The Borrower will, consistent with its past practices, (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender's loss payable clause in favor of the Agent and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on the Inventory and the Equipment for the benefit of the Agent as the Agent shall from time to time request, (iii) furnish to the Agent upon the request of the Agent from time to time the originals of all policies of insurance on the Inventory and the Equipment and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Agent as an additional insured.

                 4.3.3. Titled Vehicles. The Borrower will, upon request, deliver to the Agent the original of any vehicle title certificate and do all things necessary to have the Lien of the Agent noted on any such certificate.

         4.4. Instruments, Chattel Paper, Documents and Pledged Deposits. The Borrower will (i) deliver to the Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper and Instruments (if any then exist) other than Chattel Paper and Instruments evidencing de minimis amounts (including, without limitation, checks from subscribers), (ii) hold in trust for the Agent upon receipt any Chattel Paper and Instruments constituting Collateral and immediately thereafter deliver to the Agent any Chattel Paper and Instruments constituting Collateral other than Chattel Paper and Instruments evidencing de minimis amounts (including, without limitation, checks from subscribers), (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and (iv) upon the Agent's request, after the occurrence and during the continuance of a Default, deliver to the Agent any Document evidencing or constituting Collateral.

         4.5. Uncertificated Securities. The Borrower will permit the Agent from time to time to cause the appropriate issuers of uncertificated securities constituting Instruments to mark their books and records with the numbers and face amounts of all uncertificated securities constituting Instruments and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Security Agreement.

         4.6. Pledged Deposits. The Borrower will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Agent.

         4.7. Deposit Accounts. The Borrower will (i) upon the Agent's request, notify each bank or other financial institution in which it maintains a deposit account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to the Agent hereunder and (ii) upon the Agent's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Agent, transferring dominion and control over each such account to the Agent until such time as no Default exists. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

         4.8. Federal Claims. The Borrower will notify the Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.


                                   ARTICLE V

                                    DEFAULT

          5.1. The occurrence of any one or more of the following events shall constitute a Default:

                  5.1.1. Any representation or warranty made by or on behalf of the Borrower under or in connection with this Security Agreement shall be materially false as of the date on which made.

                  5.1.2. The breach by the Borrower of any of the terms or provisions of Article IV or Section 8.7.

                  5.1.3. The breach by the Borrower (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Security Agreement which is not remedied within 10 days after the giving of written notice to the Borrower by the Agent.

                  5.1.4. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.3 or 8.7 or shall be lost, stolen, damaged or destroyed.

                  5.1.5. Any Secured Obligation shall not be paid when due, whether at stated maturity, upon acceleration, or otherwise.

                 5.1.6. The occurrence of any "Default" under, and as defined in, the Credit Agreement.

          5.2. Acceleration and Remedies. Upon the acceleration of the obligations under the Credit Agreement pursuant to Section 8.1 thereof, the Secured Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

                 5.2.1. Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Lenders prior to a Default.

                 5.2.2. Those rights and remedies available to a secured party under the Illinois Uniform Commercial Code (whether or not the Illinois Uniform Commercial Code applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers'
         lien) when a debtor is in default under a security agreement.

                 5.2.3.  Without notice except as specifically provided in
         Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

          5.3. Debtor's Obligations Upon Default. Upon the request of the Agent after the occurrence of a Default, the Borrower will:

                  5.3.1. Assembly of Collateral. Assemble and make available to the Agent the Collateral and all records relating thereto at any place or places specified by the Agent.

                  5.3.2. Secured Party Access. Permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

         5.4. License. The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. In addition, the Borrower hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, sell any of the Borrower's Inventory directly to any person, including without limitation persons who have previously purchased the Borrower's Inventory from the Borrower and in connection with any such sale or other enforcement of the Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Borrower and any Inventory that is covered by any copyright owned by or licensed to the Borrower and the Agent may finish any work in process and affix any trademark owned by or licensed to the Borrower and sell such Inventory as provided herein.


                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

         No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 8.2 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full.


                                  ARTICLE VII

                      PROCEEDS; COLLECTION OF RECEIVABLES

          7.1. Lockboxes. Upon request of the Agent, the Borrower shall execute and deliver to the Agent irrevocable lockbox agreements in the form provided by the Agent which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.

          7.2. Collection of Receivables. The Agent may at any time after the occurrence of a Default, by giving the Borrower written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Lenders. In such event, the Borrower shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Agent's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, the Borrower shall thereafter hold in trust for the Agent all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

          7.3. Special Collateral Account. The Agent may require all cash proceeds of the Collateral received pursuant to Sections 7.1 and 7.2 or upon the liquidation of any Collateral to be deposited in a special non-interest bearing cash collateral account with the Agent and held there as security for the Secured Obligations. The Borrower shall have no control whatsoever over said cash collateral account. If no Default or Unmatured Default has occurred or is continuing, the Agent shall from time to time deposit the collected balances in said cash collateral account into the Borrower's general operating account with the Agent. If any Default has occurred and is continuing, the Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

         7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                 (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Agent pursuant to this Security Agreement;

                 (b) SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata amongst the Lenders in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

                 (c) THIRD, to payment of the principal of the Secured Obligations and net early termination payments then due and unpaid from the Borrower to the Lenders under Rate Hedging Agreements, pro rata amongst the Lenders in accordance with the amount of such principal and net early termination payments then due and unpaid owing to each of them;

                 (d) FOURTH, to payment of any Secured Obligations (other than those listed above) pro rata amongst those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

                 (e) FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Agent into the Borrower's general operating account with the Agent.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          8.1. Notice of Disposition of Collateral. The Borrower hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

          8.2. Compromises and Collection of Collateral. The Borrower and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Borrower agrees that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

          8.3. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which the Borrower has agreed to perform or pay in this Security Agreement and the Borrower shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. The Borrower's obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand. The Agent shall attempt to notify the Borrower of any actions it may take under this Section 8.3, but the failure of the Agent to deliver or the Borrower to receive any such notice shall not affect the rights of the Agent or the obligations of the Borrower hereunder.

          8.4. Authorization for Secured Party to Take Certain Action. The Borrower irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact
(i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral,
(iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral,
(iv) subject to the terms of Section 4.1.3, to enforce payment of the Receivables in the name of the Agent or the Borrower, (v) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in Article VII and (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Borrower agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve the Borrower of any of its obligations under this Security Agreement or under the Credit Agreement.

          8.5. Specific Performance of Certain Covenants. The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.3, 4.1.4, 4.4, 5.3, 7 and 8.7 will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Borrower contained in this Security Agreement, that the covenants of the Borrower contained in the Sections referred to in this
Section 8.5 shall be specifically enforceable against the Borrower.

          8.6. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, the Agent shall be entitled to occupy and use any premises owned or leased by the Borrower where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Borrower for such use and occupancy.

          8.7. Dispositions Not Authorized. The Borrower is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section
4.1.3 and notwithstanding any course of dealing between the Borrower and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.3) shall be binding upon the Agent or the Lenders unless such authorization is in writing signed by the Agent with the consent of the Required Lenders.

         8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.

         8.9. Survival of Representations. All representations and warranties of the Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         8.10. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any. The Borrower shall reimburse the Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any annual or special audit of the Collateral). Any and all costs and expenses incurred by the Borrower in the performance of actions required pursuant to the terms hereof shall be borne solely by the Borrower.

         8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

         8.13. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Borrower and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Borrower and the Agent relating to the Collateral.

         8.14. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         8.15. Indemnity. The Borrower hereby agrees to indemnify the Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Lenders or the Borrower, and any claim for patent, trademark or copyright infringement) other than, at such times as the Agent or any Lender shall be in possession of any Collateral, misuse of such Collateral causing injury to a third party.

         8.16. Conflicts. In the event of any conflict between the provisions of this Security Agreement and the Credit Agreement, the provisions of the Credit Agreement shall control.

         8.17. Compliance with Laws. The performance of this Security Agreement by the Borrower shall be subject at all times to all laws, regulations and rules of the United States of America, and any agency or instrumentality thereof, and of any State, and any agency or instrumentality thereof. None of the Borrower, Agent or Lenders shall be bound by any terms of this Security Agreement that are in conflict with such law, regulations and rules.

         8.18. Approval of Cable Authorities. Notwithstanding any provisions in this Security Agreement to the contrary, no action shall be taken by the Agent or the Lenders with respect to any items of the Collateral unless and until all necessary requirements, if any, of the Communications Act of 1934, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992 and the respective rules and regulations thereunder, as well as any other federal, state, or other law applicable to or having jurisdiction over the cable television industry or the Borrower have been fully satisfied with respect to such action and there have been obtained such consents, approvals, and authorizations, if any, as may be required to be obtained from the FCC and any other such governmental authority or utility or telephone company under the terms of any franchise, license, or similar operating right held by the Borrower and included in the Collateral. It is the intention of the parties hereto that the security interests and liens of the Agent in and on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules, and regulations and that nothing in this Security Agreement shall be construed to diminish the control exercised by the Borrower except in accordance with the provisions of such statutory requirements and rules and regulations and the terms and conditions of this Security Agreement. Upon the Agent's request, the Borrower agrees that it will use its best efforts to promptly obtain any and all governmental, regulatory, utility, or telephone company consents, approvals, or authorizations referred to in this Section 8.18.


                                   ARTICLE IX

                                    NOTICES

          9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner set forth in Article XIII of the Credit Agreement.

          9.2. Change in Address for Notices. Each of the Borrower, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in the manner set forth in Article XIII of the Credit Agreement.


                                   ARTICLE X

                                   THE AGENT

         The First National Bank of Chicago has been appointed Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement, and the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article X. It is expressly understood and agreed by the parties to this Security Agreement that any authority, discretion, or right to act (or omit to act) conferred upon the Agent hereunder is subject to the terms of the delegation of authority, discretion, or right to act (or omit to act) made by the Lenders to the Agent pursuant to the Credit Agreement. Any successor Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

         IN WITNESS WHEREOF, the Borrower and the Agent have executed this Security Agreement as of the date first above written.


                                          NORTHLAND CABLE PROPERTIES FOUR
                                          LIMITED PARTNERSHIP
                                          By:  NORTHLAND COMMUNICATIONS
                                               CORPORATION, ITS MANAGING GENERAL
                                               PARTNER


                                          By:
                                             -----------------------------------
                                                     James A. Penney
                                                     Vice President





                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, AS AGENT

                                          By
                                             -----------------------------------
                                                     Ronna Bury-Prince
                                                     Vice President

                                  EXHIBIT "A"
                (See Sections 3.4 and 3.5 of Security Agreement)


         This is Exhibit A to that certain Security Agreement dated August 31, 1995 by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for the Lenders.

Borrower's Principal Place of Business and Mailing Address:

         Northland Cable Properties Four Limited Partnership
         c/o Northland Communications Corporation
         1201 Third Avenue, Suite 3600
         Seattle, Washington  98101
         Attention:   John S. Whetzell, James A. Penney,
                      and Gary S. Jones

Locations of Borrower's Receivables Records (if different from Principal Place of Business above):

         See each of the office sites listed below.

Location of Inventory and Equipment and Fixtures:

A.       Properties Owned by the Borrower:


B.       Properties Leased by the Borrower (Include Landlord's Name):


C.       Counties in which Borrower conducts business:

                                  EXHIBIT "B"
                    (See Section 3.9 of Security Agreement)


         This is Exhibit B to that certain Security Agreement dated August 31, 1995 by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for the Lenders.

                                LIST OF VEHICLES

Vehicles Owned by Borrower:

Vehicle                                                            Registration
Identification Number    Year         Make          Model          County, State
--------------------------------------------------------------------------------



Patents, Copyrights, Trade Marks Protected under Federal Law:      N/A

                                  EXHIBIT "C"
                    (SEE SECTION 3.9 OF SECURITY AGREEMENT)

           LEGAL DESCRIPTION AND STREET ADDRESS OF PROPERTY ON WHICH
                             FIXTURES ARE LOCATED:


         This is Exhibit C to that certain Security Agreement dated August 31, 1995 by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for the Lenders.


         Please see Exhibit A to the Security Agreement.

                                  EXHIBIT "D"
                    (See Section 3.11 of Security Agreement)


         This is Exhibit D to that certain Security Agreement dated August 31, 1995 by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for the Lenders.


                           LIST OF PLEDGED SECURITIES


A.       STOCKS

Issuer                      Certificate Number                  Number of Shares





B.       BONDS

         -None-


C.       GOVERNMENT SECURITIES

         -None-

                                  EXHIBIT "E"
                    (See Section 3.2 of Security Agreement)


         This is Exhibit E to that certain Security Agreement dated August 31, 1995, 1994 by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for the Lenders.


             OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

                                  EXHIBIT "D"

                                   MANAGEMENT
                            SUBORDINATION AGREEMENT



                                                                 August 31, 1995

The Agent and the Banks who are parties to the Credit Agreement described below
c/o The First National Bank of Chicago, as Agent
One First National Plaza
Chicago, Illinois 60670

Ladies and Gentlemen:

         The Agent and Lenders party to that certain Credit Agreement dated as of August 31, 1995, by and among NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington limited partnership, (herein sometimes called the "Borrower"), THE FIRST NATIONAL BANK OF CHICAGO, as Agent (in such capacity, the "Agent") and such Lenders (the "Credit Agreement") are hereby advised that the Borrower is now obligated for payment of management fees to Northland Communications Corporation and FN Equities Joint Venture.

         To induce the Lenders to extend credit to the Borrower pursuant to the Credit Agreement, the undersigned hereby agree to subordinate and do hereby subordinate payment by the Borrower of all or any part of the above described indebtedness together with any and all other indebtedness of the Borrower now or hereafter incurred, created or evidenced to the undersigned (excepting indebtedness for salaries, if any, as may from time to time accrue) howsoever such indebtedness may be hereafter extended, renewed or evidenced (all such indebtedness, obligations and liabilities being herein called the "Subordinated Debt") to the payment to the Lender of any and all indebtedness, direct or contingent, for which the Borrower may now or hereafter be under obligation to the Lenders (all such indebtedness, obligations and liabilities being herein called the "Senior Debt"), and in furtherance thereof does hereby agree, not to ask, demand, sue for, take or receive all or any part of the Subordinated Debt, including principal, interest and costs and expenses of collection, nor any security therefor unless or until any and all Senior Debt now existing or hereafter arising shall have been paid in full, except the payment of limited amounts of Subordinated Debt as hereinafter provided for.

         The undersigned further agree that upon any distribution of the assets or readjustment of the indebtedness of the Borrower whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of the Borrower to the payment or liquidation thereof, you shall be entitled to receive payment in full of any and all Senior Debt then owing to you by the Borrower prior to the payment of all or any part of the Subordinated Debt, and in order to enable the Lenders to enforce their rights hereunder in any such action or proceeding, the Agent and the Lenders are hereby irrevocably authorized and empowered in their discretion to make and present for and on behalf of the undersigned such proofs of claims against the Borrower on account of the Subordinated Debt as the Lenders may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any Senior Debt then owing to the Lenders.

         The undersigned further agree to execute and deliver to the Lenders such assignments or other instruments as may reasonably be required by the Lenders in order to enable the Lenders to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Subordinated Debt.

         The undersigned hereby also agree not to assign or transfer at any time while this agreement remains in effect any rights, claim or interest of any kind in or to any of the Subordinated Debt, either principal or interest, without (1) first notifying the Agent and the Lenders and (2) making such assignment expressly subject to a subordination agreement in form and substance satisfactory to the Lenders. The undersigned will deliver any note or other evidence of the indebtedness hereby subordinated to the Agent on behalf of the Lenders.

         It is also agreed that the Borrower may pay and the undersigned may receive payments of the Subordinated Debt as set forth in Section 6.21 of the Credit Agreement provided the Borrower is not in default in the payment of any obligation to the Agent or the Lenders or under any of the provisions of this agreement or the provisions of any note, contract, loan agreement or other agreement evidencing its obligation to the Agent or the Lenders.

         This is a continuing agreement of subordination and the Lenders may continue, without notice to the undersigned, to extend credit or other accommodation or benefit and loan monies to or for the account of the Borrower on the faith hereof until written notice of revocation of this agreement shall be delivered to the Lenders by the undersigned. Such notice of revocation shall not affect this agreement in relation to any obligations or liabilities of the Borrower then existing or any obligations or liabilities created thereafter pursuant to any previous commitment made by any Lender to the Borrower or any extensions or renewals of any such obligations or liabilities, and as to all such obligations and liabilities and extensions or renewals thereof, this agreement shall continue effective until the same shall have been fully discharged with interest.

         The undersigned agree that the provisions of this subordination agreement shall be binding on the undersigned notwithstanding any release, surrender, compromise, settlement, waiver, subordination or modification, with our without consideration, of any other obligation of any person or entity with respect to the Senior Debt or the enforceability or validity of the Senior Debt or any part thereof or the genuineness, enforceability or validity of any guaranty, pledge agreement or any other agreement relating thereto or with respect to any collateral securing the Senior Debt or any part thereof.

         It is further understood and agreed that the Lenders may at any time, either before or after such notice of revocation, in their discretion renew or extend the time of payment of all or any existing or future indebtedness or obligations of the Borrower to the Lenders or waive or release any collateral which may be held therefor at any time and in reference thereto to make and enter into any such agreement or agreements as the Lenders may deem proper or desirable without notice to or further assent from the undersigned and without in any manner impairing or affecting this agreement or any of the Lenders' rights hereunder. In the event of any conflict between the provisions of this Subordination Agreement and the Credit Agreement, the provisions of the Credit Agreement shall control.

                                                   Yours very truly,


                                                   NORTHLAND COMMUNICATIONS
                                                         CORPORATION

                                                   By   /s/ JAMES A. PENNEY
                                                     ---------------------------
                                                            James A. Penney
                                                            Vice President


                                                   FN EQUITIES JOINT VENTURE
                                                   By: [                       ]
                                                        -----------------------


                                                   By:
                                                       -------------------------
                                                   Name:
                                                         -----------------------
                                                   Title:
                                                          ----------------------

         The undersigned hereby acknowledges receipt of a copy of the foregoing Subordination Agreement and agrees that it will not pay any indebtedness subordinated by the foregoing Subordination Agreement except as therein provided. In the event of any breach of the provisions of the foregoing agreement, the undersigned agrees that, in addition to any other rights and remedies the Agent and the Lenders may have, all of our obligations and liabilities to the Agent and the Lenders shall, without notice or demand, become immediately due and payable unless you shall otherwise elect.


                                                 NORTHLAND CABLE PROPERTIES FOUR
                                                 LIMITED PARTNERSHIP

                                                 By NORTHLAND COMMUNICATIONS
                                                    CORPORATION, GEN PARTNER


                                                 By  /s/ JAMES A. PENNEY
                                                    ----------------------------
                                                 Its Vice
                                                    ----------------------------


ACCEPTED:


THE FIRST NATIONAL BANK OF CHICAGO,
 AS AGENT

By
  ---------------------------------
         Ronna Bury-Prince
         Vice President

                                  EXHIBIT "E"
                         FORM OF OPINION OF COUNSEL TO
                                BORROWER AND NCC




                                                                 August 31, 1995


The Agent and the Lenders who are parties to the Credit Agreement described below
c/o The First National Bank of Chicago,
         as Agent
One First National Plaza
Chicago, Illinois 60670

Attention:       Communications Division

         Re: Credit Agreement among Northland Cable Properties Four Limited Partnership ("Borrower"), the Lenders listed on Schedule A attached hereto and incorporated herein by this reference ("Lenders") and The First National Bank of Chicago, as agent for the Lenders ("Agent")

Ladies and Gentlemen:

         We have acted as special counsel to Borrower in connection with the Credit Agreement dated as of August 31, 1995 among Borrower, Agent and Lenders, providing for advances in an aggregate principal amount not exceeding $23,000,000 at any one time outstanding (the "Agreement"). We have also acted as special counsel for Northland Communications Corporation, the Managing General Partner of Borrower ("NCC"), in connection with the Pledge Agreement dated as of August 31, 1995 by and between NCC, FN Equities Joint Venture ("FNEJV"), and Agent (the "Pledge Agreement") and the Management Subordination Agreement dated as of August 31, 1995 executed by NCC and FNEJV, acknowledged by Borrower and accepted by Agent (the "Subordination Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement. This opinion is being delivered pursuant to your request in accordance with Section 4.1(xi) of the Agreement.

         In connection with this transaction we have examined only the documents listed below:

         l.      the Agreement;

The First National Bank of Chicago
August 31, 1995
Page __

         2. the respective Facility "A" Notes made by Borrower to the Facility A Lenders;

         3. the respective Facility "B" Notes made by Borrower to the Facility B Lenders;

         4. the security agreement by and between Borrower and Agent (the "Security Agreement");

         5.      the Subordination Agreement;

         6. UCC financing statements regarding Agent's and Lenders' security interests in Collateral under the Security Agreement and the Pledge Agreement, prepared for filing in the state and county offices set forth in Schedule D attached hereto and incorporated herein by this reference (the "Financing Statements");

         7. the governmental certificates attached hereto as Schedules B and C and incorporated herein by this reference (the "Governmental Certificates");

         8. the UCC, federal and state tax lien, judgment and pending suit searches performed by Prentice-Hall Legal and Financial Services of the state and county offices and as of the dates set forth in Schedule D (the "Searches");

         9.      those agreements listed on Schedule E (the "Material
                 Agreements");

         10. Borrower's agreement of limited partnership, and authorizing consent[s];

         11. NCC's Articles of Incorporation, By-laws, and authorizing consent; and

         12. such certificates of the officers of Borrower and NCC as we have deemed necessary to render the opinions expressed below.

         The documents numbered 1 through 5 above, all of which are of even date with the Agreement, are referred to herein as the "Loan Documents." With respect to the documents listed above other than the Loan Documents, we have examined copies of executed documents, and we have assumed the authenticity, due authorization and validity of such documents, the genuineness of the signatures appearing thereon, the completeness and the conformity of all such documents to the original documents, and that such documents have not been further amended or superseded following our review except as disclosed to us in writing.

The First National Bank of Chicago
August 31, 1995
Page __

         We have relied without investigation, as to matters of fact, solely upon: the representations made by Borrower and NCC in the Loan Documents; those representations in such officers' certificates as we have deemed necessary; the Governmental Certificates; the Searches; and matters within our Actual Knowledge as defined below.

         Attorneys in the firm have represented Borrower and NCC for some time; however, we counsel them only on those selected matters about which legal advice is requested. We do not review all of the transactions or legal documents of Borrower or NCC.

         For purposes of this opinion, we have assumed that Agent and Lenders and any other party to the Loan Documents other than Borrower and NCC each has all requisite power and authority and has taken all necessary corporate action and has all governmental and third-party consents necessary or desirable to execute, deliver, and give effect to the Loan Documents, and that where necessary or desirable each has duly executed and delivered such documents.

         In rendering this opinion, we have examined only the laws of the State of Washington and applicable federal law. We have assumed without inquiry that the laws of other jurisdictions that may be applicable, including without limitation the laws of the States of Illinois, California, and Texas, are the same as Washington law, and we express no opinion concerning the laws of any other state or jurisdiction or the applicability of such laws to the Loan Documents or the transactions contemplated thereby. In addition, we express no opinion concerning federal and state (except the State of Washington) communications law (including but not limited to the Cable Communications Policy Act of 1984, the Communications Act of 1934 and the Cable Television Consumer Protection and Competition Act of 1992), Titles 15, 17 and 35 of the United States Code, federal and state aviation laws, federal and state securities laws, federal and state tax laws, federal and state antitrust laws, federal and state banking laws, and all rules and regulations promulgated under such statutes, or the applicability of such laws to the Loan Documents or the transactions contemplated thereby, nor do we express any opinion about statutes, rules or regulations of any county, town, municipality or special political subdivision or judicial decisions related thereto.

         For purposes of the opinion expressed herein as to the creation and perfection of certain security interests, we have assumed that Borrower and NCC own or have rights in the Collateral. We have not examined or undertaken to make an investigation of the chain of title to any property which may be, or may become, Collateral under the Loan Documents, and we express no opinion with respect to title to any such Collateral, or the priority of any lien or security interest granted therein. Our opinions regarding security interests, liens or assignments are further subject to the qualifications that (i) perfection of a security interest in "proceeds" will be

The First National Bank of Chicago
August 31, 1995
Page __

limited to the extent provided in RCW 62A.9-306 (Title 62A, Article 9 of the Revised Code of Washington is referred to hereinafter as the "Washington Code"); (ii) continuation statements must be filed from time to time under the Washington Code in order to maintain the perfection of security interests which are perfected by filing; (iii) we assume that Agent and Lenders have no Actual Knowledge of any adverse claims against any of the Collateral; (iv) pursuant to RCW 62A.9-402, a security interest in after-acquired property which is perfected by filing will cease to be perfected as to such property to the extent that such property is acquired by Borrower more than four months after Borrower changes its name, identity, or corporate structure so as to render the then filed financing statement seriously misleading (unless an appropriate new financing statement is filed before the expiration of such four-month period);
(v) pursuant to RCW 62A.9-103(3) (e), a change in the location of Borrower or NCC to another state will result in the security interest in such entity's mobile goods, accounts and accounts receivable and general intangibles (unless perfected by possession) becoming unperfected after the expiration of certain time periods unless appropriate steps are taken; and (vi) under certain circumstances described in RCW 62A.9-307 and 9-308, purchasers of Collateral may take the same free of a perfected security interest. For purposes of the following opinions, we have assumed that no portion of the Collateral is or will become real property other than fixtures.

         We express no opinion with respect to any security interest created under the Loan Documents which purports to secure any future obligations or liabilities of Borrower to Agent or Lenders that (i) arise after or purport to survive repayment of the entire amount constituting the Obligations; (ii) arise after or purport to survive the release of security interests in the Collateral in which a security interest is sought after such release; or (iii) are determined not to have been within the contemplation of the parties at the time the Loan Documents were executed.

         The opinions expressed herein are further qualified and we express no opinion regarding the following:

         l. The effect of applicable bankruptcy, reorganization, insolvency, moratoria, fraudulent conveyance, fraudulent transfer, or other similar laws of the United States or of any state, now or hereafter in effect, affecting the rights of creditors generally.

         2. The availability or enforceability of certain terms or provisions, covenants or remedies set forth in the Loan Documents relating to specific performance, injunctive relief, cumulative and nonexclusive remedies, appointment, authorization or empowerment of any agent or attorney in fact, rights to take possession of property or collect rents without the appointment of a receiver, establishment of evidentiary standards, ordinary course of business, course of dealing and care, choice of law, jurisdiction, venue, conflicts of law, severability, adequacy of consideration, the exercise of rights without providing an opportunity to cure defaults, set-off

The First National Bank of Chicago
August 31, 1995
Page __

rights; the applicability of principles relating to unconscionability and good faith, impracticability and impossibility, and mistakes of fact; the application of equitable principles in any proceeding, legal or equitable, including the qualification of certain rights and remedies under applicable law; and the following:

                 (a) To the extent the following are unreasonable: restraints on alienation; restrictions on consolidation, merger or sale of assets; provisions regarding confidentiality; provisions regarding payment of attorneys' fees and expenses and costs of enforcement;

                 (b) To the extent the following constitute a penalty: prepayment, late payment and default interest provisions;

                 (c) To the extent inconsistent with or exercised in a manner inconsistent with the Washington Code and other applicable state law: self-help remedies; and

                 (d) To the extent that the indemnified party's conduct involves gross negligence, recklessness, willful misconduct or unlawful conduct, or the violation of public policy: indemnification.

         3. The effect of changes after the date hereof in any rules, laws, regulations, statutes of limitation, moratoria or similar actions by federal, local or state government agencies, legislatures, courts or other authorities having jurisdiction.

         4. To the extent there is a question of fact arising about the knowledge or intent of the waiving party, or to the extent the waiver conflicts with public policy, the effect of waiver or purported waiver of rights to counterclaim, rights to assert defenses, rights to contest the appointment of a receiver, legal notice, statutes of limitation, set-off rights, rights to surplus proceeds, extension, rights to a jury trial, rights to object to jurisdiction or venue, statutory immunity, and any other waiver, release, disclaimer or relinquishment of a legal right by Borrower or NCC.

         5. It is our understanding that the Agreement and the Loan Documents will be executed by Borrower and NCC in the State of Washington, and by the Agent and Lenders in the State of Illinois. The Collateral securing the Obligations under the Loan Documents is located in the States of Washington, California, and Texas. The Obligations will be performed in various states. Consummation of the initial advance under the Commitment will occur in Illinois, and negotiations have been conducted in person and by telephone, telex or fax in both Illinois and Washington. Agent's principal place of business is in Illinois. Lenders' principal places of

The First National Bank of Chicago
August 31, 1995
Page __

business are in various states. Borrower's and NCC's principal place of business is in Washington. Because the effectiveness of a choice of law is not purely a question of law, we cannot opine that the parties' choice of law of the State of Illinois as the law governing the Loan Documents will be upheld. We have found no published Washington cases which have held, under facts identical to those recited herein above (and assuming no other material facts), that Washington courts should not recognize the parties' choice of law; however, when issues of important Washington public policy are involved, Washington courts may apply Washington law in furtherance of that public policy despite the parties' choice of Illinois law (but we are unaware of any Washington public policy that is likely to be applicable to the transactions contemplated by the Loan Documents except as otherwise expressly set forth herein). In the event that a court deciding an issue arising as part of a dispute under the Loan Documents does not respect the parties' choice of Illinois law and instead applies Washington law, we have opined below regarding the enforceability of the Loan Documents under Washington law.

         For purposes of this opinion, "Actual Knowledge" means the conscious awareness of facts or other information by lawyers employed by the undersigned firm and actively representing Borrower and/or NCC.

         On the basic of the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         l. Based solely upon the Governmental Certificates, NCC is duly incorporated, the Borrower is duly formed, and both are validly existing under the laws of the State of Washington.

         2. Borrower has all requisite power and authority, and has taken all requisite corporate action, to execute and deliver the Loan Documents and to perform its obligations thereunder.

         3. The execution and delivery of the Loan Documents and the performance of the Obligations by Borrower will not:

                 (a) require any consent of Borrower's partners not already obtained;

                 (b) be prohibited by any law, rule or regulation of any governmental agency applicable to Borrower which a lawyer in the State of Washington exercising customary professional diligence would reasonably recognize as being directly applicable to Borrower;

The First National Bank of Chicago
August 31, 1995
Page __

                 (c) to our Actual Knowledge, violate any order, writ, judgment, injunction, decree or award binding on Borrower;

                 (d) violate Borrower's agreement of limited partnership, or any Material Agreement, except as disclosed on Schedule F attached hereto and incorporated herein by this reference; or

                 (e) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any Material Agreement (other than the Lien of Agent and Lenders).

         4. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

         5. Based solely upon the Searches and our Actual Knowledge, there is no litigation or proceeding against Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 4 to the Agreement.

         6. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by Borrower, is required to be obtained by Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, or the payment by Borrower of the Obligations, except as disclosed on Schedule G attached hereto and incorporated herein by this reference.

         7. NCC has all requisite power and authority, and has taken all requisite corporate action, to execute and deliver the Loan Documents on behalf of Borrower (and, with respect to the Subordination Agreement, on its own behalf) and to perform its obligations thereunder.

         8. NCC's execution and delivery of the Loan Documents on behalf of Borrower (and, with respect to the Subordination Agreement, on its own behalf) and its performance of its obligations thereunder will not:

                 (a)      require any consent of NCC's shareholders;

                 (b) be prohibited by any law, rule or regulation of any governmental agency applicable to NCC which a lawyer in the State of Washington exercising customary professional diligence would reasonably recognize as being directly applicable to NCC;

                 (c) to our Actual Knowledge, violate any order, writ, judgment, injunction, decree or award binding on NCC;

The First National Bank of Chicago
August 31, 1995
Page __


                 (d) violate NCC's Articles of Incorporation or By-laws, or any Material Agreement, except as disclosed on Schedule F attached hereto and incorporated herein by this reference; or

                 (e) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any Material Agreement (other than the Lien of Agent and Lenders)

         9. The Subordination Agreement has been duly executed and delivered by NCC and constitutes legal, valid and binding obligations of NCC enforceable against NCC in accordance with its terms.

         10. Based solely upon the Searches and our Actual Knowledge, there is no litigation or proceeding against NCC which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 4 to the Agreement.

         11. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by NCC, is required to be obtained by NCC in connection with the execution and delivery of the Loan Documents.

         12. With respect to any portion of the Collateral in which a security interest may be created under the Washington Code, the provisions of the Collateral Documents are sufficient to create in favor of Agent and Lenders a security interest, as defined in the Washington Code, in all right, title and interest of Borrower and NCC, respectively, in such Collateral. The Financing Statements have been executed by NCC on behalf of Borrower. With respect to Financing Statements filed in the State of Washington, such Financing Statements are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of Borrower in those items and types of Collateral located in the State of Washington and described in the Collateral Documents in which a security interest may be perfected by the filing of a

The First National Bank of Chicago
August 31, 1995
Page __

financing statement under the Washington Code, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture.

         The foregoing opinions shall not be delivered to or relied upon by any other person or party except Agent and Lenders, and shall not be quoted or referred to in whole or in part without our prior written consent. The foregoing opinions are for the use of Agent and Lenders (and their permitted assigns under Section 12.3 of the Agreement) and for no other purpose. We assume no obligation to update or revise this opinion letter.

                                                   Very truly yours,

                                                   CAIRNCROSS & HEMPELMANN, P.S.



                                                   -----------------------------

                                  EXHIBIT "F"

                             COMPLIANCE CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of August 31, 1995 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected  __________________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement and the determination of the interest rates to be paid for Advances, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of __________, 19__.



                                                    ----------------------------

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

              Schedule of Compliance as of                   with
                           Provisions of Section 6.19
                                  the Agreement

Section 6.19.1 - CAPITAL EXPENDITURES

         A.      Year/Period to Date                            A = $
                                                                     -----------

                 MAXIMUM PERMITTED:
                    1/1/95 - 12/31/95          $1,500,000
                    1/1/96 - 12/31/96          $1,500,000         *
                    1/1/97 - 12/31/97          $1,500,000         *

                    *  plus unexpended amounts from previous Year


SECTION 6.19.2 - RENTALS

         B.      For current Fiscal Year                        B = $
                                                                     -----------

                 MAXIMUM PERMITTED:            $
                                                -----------

SECTION 6.19.3 - INTEREST COVERAGE RATIO

         C.      Operating Cash Flow (most recent fiscal quarter):
                       (i)    Pre-tax-income or deficit excluding
                              extraordinary gains and losses   $
                                                                -----------
                       (ii)   Interest Expense                 $
                                                                -----------
                       (iii)  Depreciation and amortization    $
                                                                -----------
                       (iv)   Deferred Management Fees         $
                                                                -----------
                       The sum of (i) through (v)               C = $
                                                                     -----------

         D.      Debt:
                       (i)    Indebtedness for Borrowed Money  $
                                                                -----------
                       (ii)   Contingent Obligations           $
                                                                -----------
                       (iii)  Rate Hedging Net Liabilities     $
                                                                -----------

                       (iv)    Non-Compete obligations          $
                                                                 -----------
                       (v)     Capitalized Lease Obligations    $
                                                                 -----------

                       The sum of (i) through (v)               D = $
                                                                     -----------

         E.      Interest on D                                  E = $
                                                                     -----------

         F.      The ratio of C to E                  :1.00
                                                -----------

                 MINIMUM PERMITTED:        1.75 TO 1.0
                          (THROUGH 6/30/97)


Section 6.19.4 - PRO FORMA DEBT SERVICE RATIO

         G.      Annualized Operating Cash Flow (= 4 x C above) $
                                                                 -----------

         H.      Pro Forma Debt Service                         $
                                                                 -----------

         I.      The ratio of G to H                  :1.00
                                                -----------

                 MINIMUM PERMITTED:        1.15 TO 1.0
                          (COMMENCING 3/30/96)


Section 6.19.5 - FIXED CHARGE COVERAGE RATIO

         J.      Numerator:
                          (a)     (1)  Operating Cash Flow for last
                                          12 complete months    $
                                                                 -----------
                                  (2)  Cash and Equivalents and/or
                                          unused Facility A
                                          (not greater than
                                          $500,000)             $
                                                                 -----------

        Total of (1) and (2)                                    a = $
                                                                     -----------

                          (b)     (1)  Taxes for last 12 complete months
                                                                $
                                                                 -----------
                                  (2)  Cap. Exp. for last
                                          12 complete months    $
                                                                 -----------

                                  Total of (1) and (2)          b = $
                                                                     -----------

                 Numerator:  a minus b                          J = $
                                                                     -----------

         K.  Required Payments for last 12 complete months          $
                                                                     -----------

         L.  The ratio of J to K                        :1.00
                                                  -----------

                 MINIMUM PERMITTED:        1.10 TO 1.0
                          (COMMENCING 6/30/97)


Section  6.19.6 - LEVERAGE RATIO

         M.      Debt (D above)                                     $
                                                                     -----------

         N.      Annualized Operating Cash Flow (G above)           $
                                                                     -----------

         O.      The ratio of M to N                    :1.00
                                                  -----------

                 MAXIMUM PERMITTED:

                          PERIOD           RATIO
                          ----------------------
                          Date of Agreement through 6/30/96         6.00:1
                          7/1/96 through 12/31/96                  5.50:1
                          1/1/97 through 6/30/97                   5.25:1
                          7/1/97 through 12/31/97                   5.00:1
                          1/1/98 through 6/30/98                   4.75:1
                          7/1/98 through 12/31/98                  4.50:1
                          1/1/99 through 6/30/99                   4.00:1
                          7/1/99 through 12/31/99                  3.50:1
                          1/1/00 through 6/30/00                   3.25:1
                          7/1/00 and thereafter                    3.00:1

                                   EXHIBIT "G"

                              MANAGEMENT FEE REPORT


                 For Fiscal Quarter ending
                                           ---------------------

                                                                                Quarter End
                                        Month 1              Month 2              Month 3
                                        -------              -------              -------
A.    Estimated Revenues
                                        -------              -------              -------

B.    Management Fee Estimate
         6%  (.06)  x  (A)
                                        -------              -------              -------

C.    Management Fees Paid                                                          N/A
                                        -------              -------              -------

D.    Actual Revenues
                                        -------              -------              -------

E.    Actual Management Fee
         6%  (.06)  x  (D)
                                        -------              -------              -------

F.    Management Fee Surplus/
         (Deficit)  (C) - (E)
                                        -------              -------              -------

G.    Covenant Compliance
         (from Exhibit "H")
          Compliance (Yes/No)             N/A                  N/A
                                        -------              -------              -------

H.    Management Fee Deferral
         (If  G  =  No)                   N/A                  N/A
                                        -------              -------              -------

I.    Accumulated Management
         Fee Deferral                     N/A                  N/A
                                        -------              -------              -------



                                                     ---------------------

                                                 Date
                                                     ---------------------

                                  EXHIBIT "H"

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between _______ (the "Assignor") and ____________ (the "Assignee") is dated as of ______________ , 19__. The parties hereto agree as follows:


         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.


         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate [Facility ___] Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.


         3.  EFFECTIVE DATE.  The effective date of this Assignment
Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "1" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section
12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.


         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all

Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]*
In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.



*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest [or commitment fees] is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest [or fee, as applicable,] paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest [or fee, as applicable,] which would have been paid with respect to the amounts assigned to
the Assignee hereunder if each interest rate was     of 1%  less than the
interest rate paid by the Borrower or if the commitment fee was     of 1% less
than the commitment fee paid by the Borrower, as applicable.  In addition, the
Assignee agrees to pay    % of the recordation fee required to be paid to the
Agent in connection with this Assignment Agreement.


         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.


         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.


         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate [Facility ___] Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate [Facility ___] Commitment.





*to be inserted if required by the Credit Agreement.
**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.


         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.


         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                             [NAME OF ASSIGNOR]

                                             By:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------


                                             [NAME OF ASSIGNEE]

                                             By:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                   SCHEDULE 1
                            to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement by and among Northland Cable Properties Four Limited Partnership, The First National Bank of Chicago individually and as Agent, and the Lenders party thereto dated August 31, 1995.

2.       Date of Assignment Agreement: ____________, 19__

3.       Amounts (As of Date of Item 2 above):

                                                                   Facility                Facility
                                                                       A                       B
                                                                   --------                --------
         a.      Total of Commitments
                 (Loans)* under
                 Credit Agreement                                  $_______                $_______

         b.      Assignee's Percentage
                 of each Facility purchased
                 under the Assignment
                 Agreement**                                       ________%               ________%

         c.      Amount of Assigned Share in
                 each Facility purchased under
                 the Assignment
                 Agreement                                         $_______                $_______

4.       Assignee's Aggregate (Loan
         Amount)*  Commitment Amount
          Purchased Hereunder:                                                             $_______

5.       Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]                                 [NAME OF ASSIGNEE]
By:                                                By:
   --------------------------                         --------------------------
Title:                                             Title:
      -----------------------                            -----------------------


* If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**       Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT "1"
                            TO ASSIGNMENT AGREEMENT

                                     NOTICE
                                 OF ASSIGNMENT


                                                               ___________, 19__


To:  The First National Bank of Chicago          Northland Cable Properties Four
     One First National Plaza                     Limited Partnership
     Chicago, Illinois  60670                    1201 Third Avenue
                                                 Suite 3600
     Attention:  Communications Division         Seattle, Washington  98101
                                                 Attention:  Gary Jones

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")


         1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Sections 12.3.2 of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and
12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

         4. The Assignor and the Assignee hereby give to the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to
Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions
precedent agreed to by the Assignor and the Assignee.   At the request of the
Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section
12.3.2 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                           NAME OF ASSIGNEE


By:                                        By:
   ----------------------------               ----------------------------------

Title:                                     Title:
      -------------------------                  -------------------------------


ACKNOWLEDGED AND CONSENTED TO BY           ACKNOWLEDGED AND CONSENTED TO BY
THE FIRST NATIONAL BANK OF CHICAGO         NORTHLAND CABLE PROPERTIES FOUR
LIMITED PARTNERSHIP


By:                                        By:
   ----------------------------               ----------------------------------

Title:                                     Title:
      -------------------------                  -------------------------------


                 [Attach photocopy of Schedule 1 to Assignment]

                                  EXHIBIT "I"
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
 as Agent (the "Agent") under the Credit Agreement
 Described Below.

Re: Credit Agreement, dated August 31, 1995 (as the same may be amended or modified, the "Credit Agreement"), among Northland Cable Properties Four Limited Partnership (the "Borrower"), the Agent, and the Lenders named therein Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.13 of the Credit Agreement.

Facility Identification Number(s)
                                 -----------------------------------------------

Customer/Account Name
                     -----------------------------------------------------------

Transfer Funds To
                 ---------------------------------------------------------------

                      -----------------------------------

                      -----------------------------------

For Account No.
               -----------------------------------------------------------------

Reference/Attention To
                      ----------------------------------------------------------

Authorized Officer (Customer Representative) Date
                                                 -------------------------------

-------------------------------                      ---------------------------
(Please Print)                                                 Signature

Bank Officer Name                                    Date
                                                         -----------------------

-------------------------------                      ---------------------------
(Please Print)                                              Signature


   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                 FACILITY A NOTE

$3,000,000                                                       August 31, 1995

       NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington limited partnership (the "Borrower"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender") the lesser of the principal sum of Three Million Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under Facility A pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

       The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

       This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of August 31,1995 among the Borrower, The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                               NORTHLAND CABLE PROPERTIES FOUR
                                               LIMITED PARTNERSHIP

                                               By:  NORTHLAND COMMUNICATIONS
                                                    CORPORATION, ITS MANAGING
                                                    GENERAL PARTNER

                                               By: /s/ James A. Penney
                                                  ------------------------------
                                                    James A. Penney
                                                    Vice President

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                               FACILITY A NOTE OF
              NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP,
                              DATED AUGUST 31, 1995

                                           Maturity
          Principal       Maturity         Principal
          Amount of     of Interest         Amount          Unpaid
Date        Loan          Period             Paid           Balance
-------------------------------------------------------------------

                                 FACILITY B NOTE

$20,000,000                                                      August 31, 1995

       NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington corporation (the "Borrower"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender") the lesser of the principal sum of Twenty Million Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under Facility B pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

       The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

       This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of August 31, 1995 among the Borrower, The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                               NORTHLAND CABLE PROPERTIES FOUR
                                               LIMITED PARTNERSHIP

                                               By:   NORTHLAND COMMUNICATIONS
                                                     CORPORATION, ITS MANAGING
                                                     GENERAL PARTNER

                                               By: /s/ James A. Penney
                                                  ------------------------------
                                                     James A. Penney
                                                     Vice President

                                  SCHEDULE "1"

                               LENDER COMMITMENTS
                               (see Definitions)


                                           FACILITY A               FACILITY B
BANK                                       COMMITMENT               COMMITMENT                 TOTAL
----                                       ----------               ----------                 -----
The First National Bank of                 $3,000,000              $20,000,000              $23,000,000
     Chicago (Agent)

                                           ==========              ===========              ===========
AGGREGATE COMMITMENTS                      $3,000,000              $20,000,000              $23,000,000





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